EXHIBIT 4




                      Robotic Vision Systems, Inc.

            Stock Ownership and Deferred Compensation Plan

                           TABLE OF CONTENTS


                                                           Page No.

ARTICLE 1 - DEFINITIONS

     1.01       Account                                       1
     1.02       Anniversary Date                              1
     1.03       Annuity Starting Date                         2
     1.04       Applicable Computation Period                 2
     1.05       Beneficiary                                   2
     1.06       Board of Directors                            2
     1.07       Committee                                     2
     1.08       Company                                       2
     1.09       Company Stock                                 2
     1.10       Compensation                                  3
     1.11       Controlled or Affiliated Service Group        4
     1.12       Disability                                    5
     1.13       Effective Date/Supplemental Effective Date    5
     1.14       Election Period                               5
     1.15       Employee/Eligible Employee                    5
     1.16       Employer                                      6
     1.17       Highly Compensated Employee/
                  Nonhighly Compensated Employee              6
     1.18       Internal Revenue Code or Code                 8
     1.19       Member                                        8
     1.20       Plan                                          8
     1.21       Plan Year                                     9
     1.22       Protected Spouse                              9
     1.23       Qualified Domestic Relations Order            9
     1.24       Retirement                                    9
     1.25       Retirement Dates                              9
     1.26       Service (Break-in-Service - Month of Service -
                  Year of Service - Hour of Employment)       9
     1.27       Trust Agreement                               11
     1.28       Trustee                                       11
     1.29       Trust Fund                                    11
     1.30       Valuation Date                                11

ARTICLE 2 - ELIGIBILITY AND MEMBERSHIP

     2.01       Eligibility for Membership                    12
     2.02       Change in Employment Status                   13

                       TABLE OF CONTENTS

                                                           Page No.

ARTICLE 3 - CONTRIBUTIONS

     3.01       Pay Conversion Contributions                  14
     3.02       Reduction of Excess Pay Conversion
                Contributions                                 15
     3.03       Matching and Stock Contributions              15
     3.04       Voluntary Contributions                       17
     3.05       Contribution Changes                          17
     3.06       Discontinuance of Contributions               17
     3.07       Rollover Contributions from Other
                  Qualified Plans                             18
     3.08       Transfer of Assets                            19
     3.09       Deposit of Contributions                      19
     3.10       Payment of Expenses                           19


ARTICLE 4 - CONTRIBUTIONS LIMITATIONS

     4.01       $7,000 Limitation on Pay Conversion
                Contributions                                 20
     4.02       Limitation on Pay Conversion, Matching
                  and Voluntary Contributions                 20
     4.03       Limitation on Allocations                     24

ARTICLE 5 - MAINTENANCE OF ACCOUNTS, INVESTMENT FUNDS AND
            VALUATION OF THE TRUST FUND

     5.01       Maintenance of Accounts                       29
     5.02       Investment Election                           29
     5.03       Investment Funds                              30
     5.04       Valuation of Trust Fund                       31
     5.05       Allocation of Investment Earnings and
                  Expenses                                    31
     5.06       Voting Company Stock                          31

ARTICLE 6 - BENEFITS PAYABLE UPON TERMINATION OF EMPLOYMENT

     6.01       Upon Retirement                               32
     6.02       Upon Disability                               32
     6.03       Upon Death                                    32
     6.04       Upon Other Termination of Employment          33
     6.05       Reemployment and Repayment of Benefits        34

                          TABLE OF CONTENTS


                                                           Page No.

ARTICLE 7 - DISTRIBUTION OF BENEFITS

     7.01       Claim Procedure For Benefits                  35
     7.02       Commencement of Benefits                      35
     7.03       Method and Form of Payment of Benefits        38
     7.04       Disposition of Unclaimed Benefits             40
     7.05       Non-Assignability                             40
     7.06       Substitute Payee                              40
     7.07       Satisfaction of Liability                     40
     7.08       Direct Rollover to Eligible Retirement Plan   40

ARTICLE 8 - ADMINISTRATION OF THE PLAN

     8.01       Assignment of Administrative Authority        42
     8.02       Organization and Operation of the Committee   42
     8.03       Authority and Responsibility                  43
     8.04       Records and Reports                           44
     8.05       Required Information                          44
     8.06       Fiduciary Liability                           44
     8.07       Payment of Expenses                           45
     8.08       Indemnification                               45
     8.09       Qualified Domestic Relations Order            45

ARTICLE 9 - AMENDMENT AND TERMINATION

     9.01       Amendment                                     49
     9.02       Termination                                   49
     9.03       Vesting Upon Termination                      50
     9.04       Distribution of Benefits After Termination    50

ARTICLE 10 - PARTICIPATING COMPANIES

     10.01      Adoption by Other Entities                    51
     10.02      Alternative Provisions                        51
     10.03      Right to Withdraw (Plan Spinoff)              51
     10.04      Procedure Upon Withdrawal                     51

                          TABLE OF CONTENTS


                                                           Page No.
ARTICLE 11 - TOP-HEAVY PROVISIONS

     11.01      Definition of Top-Heavy and Super
                Top-Heavy                                     52
     11.02      Definition of Key Employee                    53
     11.03      Minimum Employer Contribution                 53
     11.04      Limitation of Allocations                     55

ARTICLE 12 - WITHDRAWAL OF FUNDS DURING EMPLOYMENT

     12.01      Withdrawals from Accounts A and D             56
     12.02      Withdrawals from Accounts B and C             56
     12.03      Withdrawals from Account E                    56
     12.04      Financial Hardship Rules                      56
     12.05      General Withdrawal Rules                      58

ARTICLE 13 - LOANS

     13.01      Activation of Loan Provisions                 59
     13.02      Amount of Loans and Terms of Repayment        59

ARTICLE 14 - GENERAL PROVISIONS

     14.01      Exclusiveness of Benefits                     62
     14.02      Limitation of Rights                          62
     14.03      Limitation of Liability and Legal Actions     62
     14.04      Construction of Agreement                     62
     14.05      Title to Assets                               63
     14.06      Severability                                  63
     14.07      Titles and Headings                           63
     14.08      Counterparts as Original                      63
     14.09      Merger of Plans                               63

                      Robotic Vision Systems, Inc.

            Stock Ownership and Deferred Compensation Plan



                        STATEMENT OF PURPOSE



Robotic Vision Systems, Inc. has had in effect since October 1, 1986 the Robotic Vision Systems, Inc. Stock Ownership and Deferred Compensation Plan, to which it made contributions for the purpose of sharing its profits with its employees in order to provide for the accumulation of funds for the benefit of eligible employees and their beneficiaries in the manner and to the extent set forth in such plan.

The Robotic Vision Systems, Inc. Stock Ownership and Deferred Compensation Plan, hereinafter set forth, constitutes an amendment in its entirety to said Plan which is continued effective as of October 1, 1989 with respect to employees and members who had not yet retired, terminated employment or died as of such date. The rights of anyone covered under the Plan prior to October 1, 1989, who retired, terminated employment or died before that date, shall be determined in accordance with the terms and provisions of the Plan in effect on the date of such retirement, termination of employment or death, except as otherwise specifically provided herein.

                               ARTICLE 1

                              DEFINITIONS


For purposes of the Plan, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context. Wherever used, the masculine pronoun shall include the feminine pronoun and the feminine pronoun shall include the masculine and the singular shall include the plural and the plural shall include the singular.

1.01 "Account"

     The interest of a Member in the Trust Fund as represented by his Accounts "A", "B", "C", "D" and "E".

     (a) "Account A" - Portion of Trust Fund attributable to a Member's Pay Conversion Contributions in accordance with the provisions of
            Section 3.01.

     (b)   "Account B"  -  Portion of Trust Fund attributable to the Company's

           (i) Matching Contributions in accordance with the provisions of Subsection 3.03(a); and

           (ii) Additional Matching Contributions in accordance with the provisions of Subsection 3.03(b).

     (c) "Account C" - Portion of Trust Fund attributable to the Company's Stock Contributions in accordance with the provisions of Subsection 3.03(c) and Top-Heavy Contributions in accordance with
            Article 11.

     (d) "Account D" - Portion of Trust Fund attributable to any rollover or transfer contributions of distributions received from other qualified Plans (at the discretion of the Committee).

     (e) "Account E" - Portion of Trust Fund attributable to a Member's Voluntary Contributions in accordance with the provisions of
           Section 3.04, including any Voluntary Contributions under the Robotic Vision Systems, Inc. Pension Plan (as amended) transferred to this Plan. This account also includes any Company stock purchased by a Member with aftertax dollars, pursuant to a special Company Stock offering, which the Member elects to contribute.

1.02 "Anniversary Date"

          Each October 1 after the Effective Date.

1.03 "Annuity Starting Date"

     The first day of the first period for which an amount is payable as an annuity. If a benefit is not payable in the form of an annuity, the first day on which all events have occurred which entitle the Member to such benefit.

1.04 "Applicable Computation Period"

     (a) For purposes of Hours of Employment for eligibility in accordance with Section 2.01, an Employee's first Applicable Computation Period shall be the 12-month period beginning as of the date he first completed an Hour of Employment with an Employer. Thereafter, such Employee's Applicable Computation Period shall be each Plan Year, commencing with the Plan Year which begins after the date he first completed an Hour of Employment.

     (b) For purposes of contributions in accordance with Articles 3 and 11, Applicable Computation Period shall be a Plan Year.

     (c) For all other purposes, Applicable Computation Period shall be the 12-month period beginning as of the first day of the month during which a person first completed an Hour of Employment with the Employer and each anniversary thereof.

1.05 "Beneficiary"

     The person designated to receive benefits payable under the Plan in the event of death. In the event a Beneficiary is not designated, the Member's surviving spouse shall be deemed his Beneficiary or in the absence of a surviving spouse, the benefits shall be paid to the Member's estate.

1.06 "Board of Directors"

     The Board of Directors of Robotic Vision Systems, Inc.

1.07 "Committee"

     The persons appointed in accordance with Section 8.01 to administer the Plan.

1.08 "Company"

     (a) Robotic Vision Systems, Inc. and any successor which shall maintain this Plan; and

     (b) any other business entity which duly adopts the Plan with the approval of the Board of Directors.

1.09 "Company Stock"

     Shares of Common Stock which are issued by the Company.

1.10 "Compensation"

     (a) Unless otherwise indicated, the amount described in Subsection (c), exclusive of any (i) amount which is paid by the Employer but not by the Company; and (ii) amount paid before an Eligible Employee was eligible to become a Member in accordance with Section 2.01. For purposes of Section 3.01, third party insurance payments shall be excluded.

     (b) For purposes of Section 4.03, the Member's wages for the Plan Year paid by the Employer of the type reported in box 10 of Form W-2
           (1991).  Such wages shall include amounts within the meaning of
           Section 3401(a) of the Code plus any other amounts paid to the Member by the Employer for which the Employer is required to furnish a written statement under Section 6041(d) and 6051(a)(3) of the Code, determined without regard to any rules that limit the amount required to be reported based on the nature or location of the employment or services performed, exclusive of

           (i)  non-qualified deferred compensation payments;

           (ii) any amounts paid or reimbursed by the Employer for moving expenses which the Employer reasonably believes at the time of such payment to be deductible by the Employee under
                Section 217 of the Code; and

          (iii) welfare benefits, fringe benefits (cash and non-cash), reimbursements of other expense allowances, moving expenses and deferred compensation.

     (c) For purposes of Sections 1.17 and 4.02 and Article 11, the amount described in Subsection (b) increased by the amount of any contributions made by the Employer under any salary reduction or similar arrangement to a qualified deferred compensation, pension or cafeteria plan, contributions to a simplified employee pension plan described in Section 408(k) of the Code, contributions towards the purchase of an annuity contract described in Section 403(b) of the Code, compensation deferred under a deferred compensation plan within the meaning of Section 457(b) of the Code and Employee contribution (under governmental plans described in Section 414(h)(2) of the Code which are picked up and treated as Employer contributions. For purposes of Section 1.16, the amount described above shall be for the applicable period for making the determination of Highly Compensated Employees.

     Notwithstanding the foregoing provisions, for any Plan Year the amounts described above in Subsections (a), (b) and (c) shall not exceed $200,000 in accordance with Section 401(a)(17) of the Code, adjusted annually for increases in the cost-of-living in accordance with Section 415(d) of the Code, effective as of January 1 of the calendar year such increase is promulgated and applicable to the Plan Year which begins with or within such calendar year, or such other amount as determined under Section 401(a)(17) of the Code and Regulations thereunder. For purposes of determining such $200,000 limitation, the rules of Section 414(q)(6) of the Code, pertaining to family members, shall apply, except that the term "family member" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the year. Any Compensation in excess of that amount shall be prorated among family members in accordance with Section 401(a)(17) of the Code.

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual Compensation limit. The OBRA '93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.

     For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual Compensation limit set forth in this provision.

     If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual Compensation limit is $150,000.

     For purposes of determining such $150,000 limitation, the rules of
     Section 414(q)(6) of the Code, pertaining to family members, shall apply, except that the term "family member" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the year. Any Compensation in excess of that amount shall be prorated among family members in accordance with Section 401(a)(17) of the Code.

1.11 "Controlled or Affiliated Service Group"

     (a) "Controlled Group" - Any group of business entities under common control, including but not limited to proprietorships and partnerships, or a controlled group of corporations within the meaning of Section 4l4(b), (c) and (o) of the Code. For purposes of Section 4.03, the phrase "more than 50%" is substituted for the phrase "at least 80%" each place it appears in Section 1563(a)(1) of the Code.

     (b) "Affiliated Service Group" - Any group of business entities within the meaning of Section 414(m) of the Code.

1.12 "Disability"

     Any physical or mental condition for which a Member shall be eligible to receive benefits under the disability insurance provisions of the Social Security Act.

1.13 "Effective Date"

     October 1, 1986, the date as of which the Plan was established.

     "Supplemental Effective Date"

     October 1, 1989, the last date as of which the Plan was amended in its entirety.

     Unless otherwise provided herein, those provisions added or amended to comply with the Tax Reform Act of 1986 required to be effective as of October 1, 1987 shall be effective as of such date.

1.14 "Election Period"

     The period commencing 90 days before the Annuity Starting Date and ending on such Annuity Starting Date.

1.15 "Employee"

     Any person in the employ of the Company.

     Leased Employees shall be included as Employees unless (i) such individual is covered by a money purchase pension plan providing (A) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the Leased Employee's gross income under Section 125, 401(a)(8), 403(h) or 403(b) of the Code; (B) immediate participation; and (C) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20% of the Employer's Nonhighly Compensated Employee workforce.

     "Eligible Employee"

     An Employee for whom the Company is required to contribute Federal Insurance Contributions Act taxes excluding persons (a) who are Leased Employees, and (b) under the jurisdiction of a collective bargaining unit (i) having a pension or profit-sharing plan to which the Company is required to contribute under the terms of the collective bargaining agreement or (ii) for whom retirement benefits were the subject of good faith bargaining.

     Notwithstanding the above, Leased Employees shall be included in the definition of Eligible Employee if the requirements of Section 414(n)(2) of the Code require such inclusion in order to meet the plan qualification requirements enumerated in Section 414(n) and then only if the coverage requirements of Section 410(b) of the Code would otherwise not be met.

     "Leased Employee"

     Any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

     Notwithstanding any provisions of the Plan to the contrary, except for purposes of the definition of Highly Compensated Employee, Key Employee and Service and as used in this amendment, wherever the term "Employee" appears in the Plan it shall be amended to read "Eligible Employee".

1.16 "Employer"

     The Company and any other business entity in a Controlled or Affiliated Service Group which includes the Company.

1.17 "Highly Compensated Employee"

     (a) An Employee who is a Highly Compensated Active Employee or a Highly Compensated Former Employee.

     (b) A Highly Compensated Active Employee is any Employee who performs Service with the Employer during the Determination Year and is described in either the Look-back Year Group or the Determination Year Group or both such groups.

           (i) The Look-back Year Group includes any Employee who (A) was at any time during the Look-back Year a 5% owner, as defined in
                Section 416(i)(1) of the Code; (B) received Compensation from the Employer in excess of $75,000; (C) received Compensation from the Employer in excess of $50,000 and was in the Top-Paid Group, as defined in Section 414(q) of the Internal Revenue Code, of employees for such Look-back Year; or (D) was at any time an officer and received Compensation greater than 50% of the maximum dollar limitation under Section 415(b)(1)(A) of the Code.

                The 415(b)(1)(A) limitation and the $75,000 and $50,000 thresholds set forth above shall be adjusted annually for increases in the cost-of-living in accordance with Section 415(d) of the Code, effective as of January 1 of the calendar year such increase is promulgated and applicable to the Plan Year which begins with or within such calendar year.

           (ii) The Determination Year Group includes any Eligible Employee who (A) was at any time during the Determination Year a 5% owner, as defined in Section 416(i)(1) of the Code; or (B) is both (1) described in Subparagraphs (i)(B), (i)(C) or (i)(D) above substituting the Determination Year for the Look-back Year; and (2) a member of the group consisting of the 100 employees paid the greatest Compensation during the Determination Year of reference.

     (c) A Highly Compensated Former Employee for a Determination Year is any former Employee who separated from Service prior to such Determination Year and was a Highly Compensated Active Employee for either the year in which such Employee separated Service or any Determination Year ending on or after such Employee's 55th birthday.

     (d)   For purposes of this definition, the following shall be applicable:

           (i) The Determination Year is the applicable Plan Year for which a determination is being made and the Look-back Year is the 12-month period immediately preceding such Plan Year.

           (ii) If there are no officers as described above in either the Determination Year or the Look-back Year, then the highest paid officer of the Employer in each such year shall be deemed a Highly Compensated Employee with respect to such year.

          (iii) The determination of Highly Compensated Employees, including the determinations of the number and identity of Employees in the Top-Paid Group, the top 100 Employees and the number of Employees treated as officers shall be governed by Section 414(q) of the Code and Internal Revenue Service Regulation 1.414(q)-1T.

           (iv) The Compensation and contributions under the Plan of a Highly Compensated Employee who is a 5% owner or in the group consisting of the 10 Highly Compensated Employees paid the greatest Compensation during any Determination Year or Look-back Year shall be determined by aggregating such amounts with the Compensation and contributions of each other Employee who is the spouse, lineal ascendant or descendant or spouse of a lineal ascendant or descendant of such Highly Compensated Employee.

     (e) The Company may make the following elections as provided for in Internal Revenue Service Regulation 1.414(q)-1T:

           (i) the special rule for determining Highly Compensated Former Employees who separated from Service before January 1, 1987 in accordance with Internal Revenue Service Regulation 1.414(q)-1T, Q&A 4(d). However, once such an election is made it may not be changed without the consent of the Commissioner;

           (ii) the calendar year election for the Look-back Year in accordance with Internal Revenue Service Regulation 1.414(q)-1T, Q&A 14(b);

          (iii) the modification on a consistent and uniform basis of the permissible age and service exclusions in accordance with Internal Revenue Service Regulation 1.414(q)-1T, Q&A 9(b)(2);

           (iv) the inclusion of employees covered under a collective bargaining agreement in accordance with Internal Revenue Service Regulation 1.414(q)-1T, Q&A 9(b)(2);

           (v) the inclusion of leased employees in determining the highly compensated group in accordance with Internal Revenue Service Regulation 1.414(q)-1T, Q&A 7(b)(4); and

           (vi) the transitional rule in accordance with Internal Revenue Service Regulation 1.414(q)-1T, Q&A 15.

     "Eligible Highly Compensated Employee" - A Highly Compensated Employee who is an Eligible Employee.

     "Nonhighly Compensated Employee" - An Employee who is not deemed to be a Highly Compensated Employee.

     "Eligible Nonhighly Compensated Employee" - A Nonhighly Compensated Employee who is an Eligible Employee.

1.18 "Internal Revenue Code" or "Code"

     The Internal Revenue Code of 1986, and any amendments thereto.

1.19 "Member"

     (a)   An Employee who participates under the Plan in accordance with
           Section 2.01.

     (b) Each other Employee or former Employee for whom an Account is maintained.

1.20 "Plan"

     The Plan of the Company, as herein set forth and as from time to time supplemented and amended, which Plan is intended to be a profit-sharing Plan for purposes of Sections 401(a), 402, 412 and 417 of the Code.

1.21 "Plan Year"

     A period of 12 consecutive months commencing on the Effective Date and each Anniversary Date thereof.

1.22 "Protected Spouse"

     The spouse to whom the Member had been legally married on the date of the Member's death.

1.23 "Qualified Domestic Relations Order"

     A domestic relations order as defined in Section 414(p) of the Code.

1.24 "Retirement"

     The termination of employment of a Member on his Normal or Deferred Retirement Date.

1.25 "Retirement Dates"

     (a) "Normal Retirement Date" - The date on which the Member attains age 65.

     (b) "Deferred Retirement Date" - The first day of any month subsequent to the Member's Normal Retirement Date.

1.26 "Service"

     (a)   All periods of employment with an Employer.

           A period of employment begins as of the date the Employee first completes an Hour of Employment for the Employer and ends on the earlier of the date the Employee resigns, is discharged, retires or dies or, if the Employee is absent for any other reason, on the first anniversary of the first day of such absence (with or without pay) from the Employer. If an Employee is absent for any reason and returns to the employ of the Employer before incurring a Break-in-Service, as provided in Subsection (b), he shall receive credit for his period of absence up to a maximum of 12 months. Service subsequent to a Break-in-Service will be credited as a separate period of employment.

     (b) "Break-in-Service" - A period of 12-consecutive months during which an Employee fails to accrue an Hour of Employment with the Employer. Such period begins on the earlier of the date the Employee resigns, is discharged, retires or dies or, if the Employee is absent for any other reason, on the first anniversary of the first day of such absence (with or without pay) from the Employer. If an Employee is absent by reason of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with an adoption of such child by such Employee, or (iv) caring for such child immediately following such birth or placement, such Employee will not be treated as having retired, resigned or been discharged and the period between the first and second anniversary of the first day of such absence shall not be deemed a Break-in-Service.

     (c) If an Employee, who did not have a vested interest in his Account in accordance with the provisions of Section 6.04, incurs five or more consecutive Breaks-in-Service and is then reemployed by the Employer, he shall be deemed a new Employee and shall not receive credit for his Service prior to the date he incurred such Breaks-in-Service unless his Service was equal to or greater than the period of his absence.

     (d) "Month of Service" - A calendar month any part of which is in a period of employment or credited absence.

     (e)   "Year of Service" - Unless otherwise indicated, 12 Months of Service.

     (f)   "Hour of Employment"

           (i) For an Employee paid on an hourly basis or for whom hourly records of employment are required to be maintained, each hour for which the person is directly or indirectly paid or entitled to payment for the performance of duties or for the period of time when no duties are performed, irrespective of whether the employment relationship has terminated, such as vacation, holiday or illness.

           (ii) For an Employee paid on a non-hourly basis or for whom hourly records of employment are not required to be maintained, each week for which the person is directly or indirectly paid or entitled to payment shall be equal to 45 Hours of Employment.

          (iii) A person shall receive an Hour of Employment for each hour for which back pay has been awarded or agreed to irrespective of mitigation of damages, provided that each such hour shall be credited to the Applicable Computation Period to which it pertains, rather than the Applicable Computation Period in which the award or agreement is made, and further provided that no such award or agreement shall have the effect of crediting an Hour of Employment for any hour for which the person previously received credit under (i) or (ii) above.

           (iv) Notwithstanding the foregoing, Hours of Employment shall be computed and credited in accordance with Department of Labor Regulation 2530.200(b)-2, Subparagraphs (b) and (c).

     (g) An Employee shall receive credit for the period of his employment with another business entity to which he had been transferred by the Company solely for purposes of determining his vested interest in accordance with Section 6.04.

1.27 "Trust Agreement"

     The instrument executed by the Company and the Trustee fixing the rights and liabilities of each with respect to holding and administering the Trust Fund for the purposes of the Plan.

1.28 "Trustee"

     The Trustee or any successor Trustee, appointed by the Board of Directors, acting in accordance with the terms of the Trust Agreement.

1.29 "Trust Fund"

     All assets held by the Trustee in accordance with the terms of the Trust Agreement.

1.30 "Valuation Date"

     The last day of each Plan Year or such other date as the Committee may determine from time to time. Effective October 1, 1993, the last day of each March, June, September and December or such other date as the Committee may determine from time to time.

                              ARTICLE 2

                      ELIGIBILITY AND MEMBERSHIP


2.01 Eligibility for Membership

     (a) Each Employee on the Supplemental Effective Date who was a Member of the Plan shall continue as a Member as of the Supplemental Effective Date.

     (b) Each other Eligible Employee shall become a Member as of the Supplemental Effective Date or the October 1 or April 1 coincident with or next following the later of the date he completes one Year of Service or attains age 18. For purposes of this Section, Year of Service shall mean an Applicable Computation Period in which the Employee completes 1,000 Hours of Employment with the Employer.

     (c) If a person otherwise satisfied the eligibility requirements of this Section and subsequently becomes an Employee, he shall be eligible to become a Member as of the date he became an Employee and may elect to comply with the provisions of Section 3.01 as of such date or any subsequent October 1 or April 1.

           Effective October 1, 1993, if a person otherwise satisfied the eligibility requirements of this Section and subsequently becomes an Employee, he shall be eligible to become a Member as of the date he became an Employee and may elect to comply with the provisions of
           Section 3.01 as of such date or any subsequent October 1, January 1, April 1 or July 1.

     (d) If a former Member is reemployed, he shall be eligible to resume his membership as of the date of his reemployment. Such Member may elect to comply with the provisions of Section 3.01 as of the date of his reemployment or any subsequent October 1 or April 1.

           Effective October 1, 1993, if a former Member is reemployed, he shall be eligible to resume his membership as of the date of his reemployment. Such Member may elect to comply with the provisions of
           Section 3.01 as of the date of his reemployment or any subsequent October 1, January 1, April 1 or July 1.

     (e) Effective October 1, 1993, each other Eligible Employee shall become a Member as of the October 1, January 1, April 1 or July 1 coincident with or next following the later of the date he completes three consecutive Months of Service or attains age 18, providing he completes 250 Hours of Employment with the Employer during such three month period.

           Notwithstanding the above, an Employee hired on a "temporary basis" shall become a Member as of the October 1, January 1, April 1 or July 1 coincident with or next following the later of the date he completes one Year of Service or attains age 18. For purposes of this Section, a Year of Service shall mean an Applicable Computation Period in which the Employee completes 1,000 Hours of Employment with the Employer. For purposes of this Section, a "temporary basis" means employment that is expected to be for less than one year and for less than 1,000 Hours of Employment with the Employer.

   2.02    Change in Employment Status

     (a) In the event a Member ceases to be an Eligible Employee as the result of becoming part of an excluded class, only Compensation up to the date he ceased to be an Eligible Employee shall be considered for purposes of contributions in accordance with Articles 3 and 11. Such Employee shall remain a Member but shall not be permitted to contribute in accordance with Article 3 or share in any Company contributions or forfeitures allocated in accordance with Articles 3 and 11 for the period beyond the date he ceased to be an Eligible Employee.

           In the event such Member returns to an eligible class and again becomes an Eligible Employee, he shall be permitted to share in Company contributions or forfeitures allocated in accordance with Articles 3 and 11 as of the date he again became an Eligible Employee and may elect to comply with the provisions of Section
           3.01 as of such date or any subsequent October 1 or April 1. Effective October 1, 1993, such Member may elect to comply with the provisions of Section 3.01 as of the date he again becomes an Eligible Employee or any subsequent October 1, January 1, April 1 or July 1. Only Compensation from the date he again became an Eligible Employee shall be considered for purposes of such contributions.

     (b)   If a person otherwise satisfied the eligibility requirements of
           Section 2.01 and subsequently becomes an Eligible Employee, he shall be eligible to become a Participant as of the date he became an Eligible Employee.

     (c) In the event a collective bargaining agreement is entered into between the Company and a representative for any class of Employees in the employ of the Company subsequent to the Supplemental Effective Date, eligibility for participation in the Plan by such Employees who are not Members shall not be extended beyond the effective date of the collective bargaining agreement unless the agreement extends participation in the Plan to such Employees. The provisions of Subsection (a) shall apply to those Employees who are currently Members.

                               ARTICLE 3

                             CONTRIBUTIONS


3.01 Pay Conversion Contributions

     A Member may, when first eligible or as of any subsequent October 1 or April 1 elect to save, through pay reduction each payroll period, no less than 2% nor more than 10%, in whole percentages, of that portion of his Compensation attributable to such payroll period, subject to the limitations on Elective Deferral Contributions under Sections 4.01 and
     4.02 and the limitations on annual additions under Section 4.03.

     Effective October 1, 1993, a Member may, when first eligible or as of any subsequent October 1, January 1, April 1 or July 1 elect to save, through pay reduction each payroll period, no less than 2% nor more than 10%, in whole percentages, of that portion of his Compensation attributable to such payroll period, subject to the limitations on Elective Deferral Contributions under Sections 4.01 and 4.02 and the limitations on annual additions under Section 4.03.

     Effective October 1, 1995, a Member may, when first eligible or as of any subsequent October 1, January 1, April 1 or July 1 elect to save, through pay reduction each payroll period, no less than 2% nor more than 15%, in whole percentages, of that portion of his Compensation attributable to such payroll period, subject to the limitations on Elective Deferral Contributions under Sections 4.01 and 4.02 and the limitations on annual additions under Section 4.03.

     Such contributions shall take the form of before-tax contributions (hereinafter known as "Pay Conversion Contributions") and shall be deemed to be Company contributions for purposes of Section 414(h) of the Code.

     (a) An initial written election must be made by an Employee and submitted to the Committee at least 30 days (or such other period as the Committee may fix from time to time) prior to the first date the Employee would be eligible to become a Member of the Plan in accordance with Section 2.01 or any subsequent October 1 or April 1.

           Effective October 1, 1993, an initial written election must be made by an Employee and submitted to the Committee at least 30 days (or such other period as the Committee may fix from time to time) prior to the first date the Employee would be eligible to become a Member of the Plan in accordance with Section 2.01 or any subsequent October 1, January 1, April 1 or July 1.

     (b) An election, once made, shall remain in effect until subsequently changed by the Employee in accordance with the provisions of
           Section 3.05 or 3.06.

3.02 Reduction of Excess Pay Conversion Contributions

     If Pay Conversion Contributions under Section 3.01 are projected to exceed the limitations of Sections 4.01 or 4.02 at any time during a Plan Year, the Committee, in a good faith effort to comply with such limitation, retains the right to reduce the rate of pay reductions made by Highly Compensated Employees. Such reduction shall be made in the sole discretion of the Committee and shall be accomplished by progressively reducing the Pay Conversion Contributions of those Highly Compensated Employees with the highest deferral percentage until the limitations are met.

     Contributions made prior to the date of such reduction shall be deemed to be made pro rata throughout the Plan Year of reference for purposes of entitlement to a Matching Contribution under Section 3.03.

3.03 Matching and Stock Contributions

     Subject to the limitations on annual additions under Section 4.03, the Company shall contribute the following amounts:

     (a) Matching Contributions - 25% of that portion of the Member's Pay Conversion Contributions each Plan Year which does not exceed 6% of the Member's Compensation for such Plan Year will be credited to the Member's Account B. Matching Contributions shall be so allocated to Members who are in the employ of the Company on the last business day of the Plan Year. Only Pay Conversion Contributions which are not required to be restricted under Sections 3.02, 4.01 or 4.02 shall be matched. No Matching Contribution will be provided in excess of the limitations under Subsections 4.02(b) and (c).

     (b) Additional Matching Contributions - For any Plan Year, the Company may contribute such additional amounts as it shall determine.
           Such Additional Matching Contributions shall be allocated to Members in the employ of the Company on the last business day of such Plan Year in the same proportion that the Pay Conversion Contributions of each such Member for such Plan Year bears to the aggregate Pay Conversion Contributions of all Members for such Plan Year, taking into consideration only that portion of each Member's Pay Conversion Contributions which does not exceed 6% of such Member's Compensation for such Plan Year.

     Notwithstanding the foregoing provision of (a) and (b) above, a Member otherwise eligible shall share in such Matching and Additional Contributions for the Plan Year of (i) his Retirement, Disability or death, (ii) the commencement of a "leave of absence" authorized by the Company or (iii) his transfer to another business entity to which such Member had been transferred by the Company, even if the Member is not in the employ of the Company on the last business day of such Plan Year.

     As used herein, "leave of absence" shall mean a leave granted for pregnancy, Disability, sickness, death or any other family obligation or status; personal or family hardship or special business circumstances; educational purposes; and/or civic, charitable or governmental services, provided that all Employees under similar circumstances shall be treated in a similar manner.

     (c) Company Stock Contributions - Such amount as the Company shall determine for each Plan Year, which, along with forfeitures, shall be allocated to each Member in the same proportion that his Compensation bears to the aggregate Compensation of all Members for such Plan Year, provided the Member is in the employ of the Company on the last business day of such Plan Year and completes 1,000 Hours of Employment with the Company during such Plan Year, which amount shall be credited at the end of the Plan Year.

           Notwithstanding the foregoing provision, a Member shall be entitled to a share of the Company's Stock Contributions plus forfeitures, if any, for the Plan Year of (i) his Retirement, Disability or death, (ii) the commencement or end of a "leave of absence" authorized by the Company or (iii) his transfer to another business entity to which such Member had been transferred by the Company, even if the Member is not in the employ of the Company on the last business day of such Plan Year or does not complete 1,000 Hours of Employment during such Plan Year.

           As used herein, "leave of absence" shall mean a leave granted for pregnancy, Disability, sickness, death or any other family obligation or status; personal or family hardship or special business circumstances; educational purposes; and/or civic, charitable or governmental services, provided that all Employees under similar circumstances shall be treated in a similar manner.

           A Member shall not share in the allocation of the Company's stock contributions or forfeitures for any Plan Year during which he terminated his employment for reasons other than specified in (i),
           (ii) or (iii) even if he had completed 1,000 Hours of Employment with the Company during such Plan Year.

           Company contributions shall be made in cash or Company Stock, subject to the provisions of Article 5.

     Effective October 1, 1994, the Company shall no longer allocate Company Stock Contributions and forfeitures as provided in this Section 3.03(c).

     Notwithstanding the above, in the event the Plan fails to meet the requirements of Section 401(a)(26) or 410(b) of the Code, those Members who are in the employ of the Company as of the last business day of the Plan Year but who did not complete 1,000 Hours of Employment during such Plan Year shall share in the allocation of the Company's Stock

     Contribution to the extent necessary by progressively including those Members with the greatest number of Hours of Employment until such requirements are met. If after the inclusion of such Members the requirements of Section 401(a)(26) or 410(b) are still not met, those Members who are not in the employ of the Company on the last business day of the Plan Year shall share in the allocation of the Company's Stock Contribution to the extent necessary by progressively including those Members with the greatest number of Hours of Employment to a minimum of 501 such hours until such requirements are met.

3.04 Voluntary Contributions

     (a) The Committee, solely at its discretion, may elect to provide Members with the option of making Voluntary after-tax contributions for each Plan Year any amount from 2% to 10%, in whole percentages, of Compensation, as defined in Subsection l.09(c) excluding Compensation that is not paid by the Company.

     (b) The Committee may also, solely at its discretion, permit such Members to contribute the difference between (i) 10% of such Member's Compensation while a Member of the Plan and (ii) the sum of all previous Voluntary Contributions actually made by the Member.

     (c) If implemented, all contributions under this Section shall be subject to the limitations on Voluntary Contributions under
           Section 4.02 and the limitations on annual additions under Section 4.03.

     (d) The Committee shall promulgate such specific rules and regulations as may be required with respect to the implementation and operation of these provisions.

3.05 Contribution Changes

     A Member may, subject to the minimum and maximum percentages as specified in Section 3.01, increase or reduce the percentage rate of his Pay Conversion Contributions and/or, if applicable, his Voluntary Contributions once during a Plan Year, as of any October 1 or April 1 (or as of such other dates as the Committee may fix from time to time), by written notification to the Committee at least 30 days (or such other period as the Committee may fix from time to time) prior to the effective date of such change.

     Effective October 1, 1993, a Member may, subject to the minimum and maximum percentages as specified in Section 3.01, increase or reduce the percentage rate of his Pay Conversion Contributions and/or, if applicable, his Voluntary Contributions four times during a Plan Year, as of any October 1, January 1, April 1 or July 1 (or as of such other dates as the Committee may fix from time to time), by written notification to the Committee at least 30 days (or such other period as the Committee may fix from time to time) prior to the effective date of such change.

3.06 Discontinuance of Contributions

     (a) A Member may discontinue his Pay Conversion Contributions and/or, if applicable, his Voluntary Contributions at any time, but limited to once during a Plan Year, by written notification to the Committee at least 30 days (or such other period as the Committee may fix from time to time) prior to the effective date of such discontinuance.

     (b) A Member may resume his Pay Conversion Contributions and/or, if applicable, his Voluntary Contributions as of any subsequent October 1 or April 1 (or such other dates as the Committee may fix from time to time) following a suspension of contributions for at least 6 months by written notification to the Committee at least 30 days (or such other period as the Committee may fix from time to time) prior to the effective date of such resumption.

           Effective October 1, 1993, a Member may resume his Pay Conversion Contributions and/or, if applicable, his Voluntary Contributions as of any subsequent October 1, January 1, April 1 or July 1 (or such other dates as the Committee may fix from time to time) following a suspension of contributions for at least 6 months by written notification to the Committee at least 30 days (or such other period as the Committee may fix from time to time) prior to the effective date of such resumption.

     (c) The discontinuance of Pay Conversion Contributions pursuant to paragraph (a) above to the Member's Account A will automatically include a discontinuance of the Matching Contributions to the Member's Account B. A discontinuance only of the Member's Voluntary Contributions will not affect contributions to the Member's other accounts.

3.07 Rollover Contributions from Other Qualified Plans

     (a) The Committee may elect to provide all Eligible Employees, upon commencement of employment with the option of making a rollover contribution to the Trust Fund of all or any portion of the entire amount (including money or any other property acceptable to the Committee and Trustee) which is an eligible rollover distribution, as defined in Section 402(c)(4) of the Code and temporary Treasury Regulation 1.402(C)-2T, Q&A 3 and 4, provided such rollover contribution is either (i) a direct transfer from another qualified plan or (ii) received on or before the 60th day immediately following the date the Employee received such distribution from a qualified plan or conduit Individual Retirement Account or Annuity.

     (b) The Committee shall credit the fair market value of any rollover contribution and investment earnings attributable thereto to the Member's Rollover Account. A Member shall be 100% vested in his Rollover Account at all times.

     (c) An Eligible Employee who becomes a Member by virtue of the acceptance of such rollover contribution, but who is not otherwise eligible for participation in accordance with Section 2.01, shall not be entitled to make contributions or share in any Company contribution allocated in accordance with this Article 3 or
           Article 11.

     (d) The Committee may promulgate specific rules and regulations governing all aspects of this Section.

3.08 Transfer of Assets

     (a) The Committee may accept the direct transfer to the Trust Fund from the Robotic Vision Systems, Inc. Pension Trust Fund or any other qualified trust of those assets (including money or any other property acceptable to the Committee and Trustee) attributable to a Member's participation in the qualified Plan to which such trust relates. Such transferred amounts shall not be considered annual additions for purposes of Section 4.03.

     (b) The amount transferred shall be credited to the Member's Accounts in accordance with Section 1.01.

     (c) An Employee who becomes a Member by virtue of a transfer of assets, but who is not otherwise eligible for membership in accordance with Section 2.01, shall not be entitled to make contributions or share in any Company contribution allocated in accordance with this Article 3 or Article 11.

     (d) The Committee may promulgate specific rules and regulations governing all aspects of this Section but until promulgated, all other provisions of the Plan shall be applicable based on the Account to which such assets were transferred.

3.09 Deposit of Contributions

     The Company shall deposit the Pay Conversion Contributions with the Trustee as soon as practicable (in no event to exceed 90 days) following the date on which such amounts would otherwise have been paid to the Member. In no event shall Voluntary Contributions be deposited later than 30 days after the end of the Plan Year. All other Company contributions must be deposited by the earlier of the end of the subsequent Plan Year or 30 days after the end of the period described in Code Section 404(a)(6) applicable to the tax year of the Company with or within which the Plan Year ends.

3.10 Payment of Expenses

     In addition to its contributions, the Company may elect to pay all the administrative expenses of the Plan and all fees and retainers of the Plan's Trustee, accountant, counsel, consultant, administrator or other specialist so long as the Plan or Trust Fund remains in effect. If the Company does not pay all or part of such expenses, the Trustee shall pay these expenses from the Trust Fund. All expenses relating directly to the investments of the Trust Fund, including taxes, brokerage commissions and registration charges, must be paid from the Trust Fund.

                               ARTICLE 4

                        CONTRIBUTION LIMITATIONS


4.01 $7,000 Limitation on Pay Conversion Contributions

     Each Member's Pay Conversion Contributions under Section 3.01, when added to any additional elective deferrals, as defined in Section 402(g) of the Code, under all other Plans maintained by the Employer, shall be limited to $7,000 during any calendar year, adjusted annually for increases in the cost-of-living in accordance with Section 415(d) of the Code, or such other maximum permitted under Section 402(g) of the Code. The foregoing limit shall not apply to Pay Conversion Contributions attributable to service performed in 1986 and described in Section 1105(c)(5) of the Tax Reform Act of 1986.

     To the extent a Member's Pay Conversion Contributions exceed the above limitation the Employer will notify the Plan of such excess and such amount will be designated as an excess deferral. Such excess deferral will be distributed to such Member with investment experience no later than April 15 following the close of the calendar year to which such excess relates. Such excess may be distributed prior to the close of the calendar year of reference provided the correcting distribution is made after the date on which the plan received the excess deferral and is specifically designated as an excess deferral.

     Investment experience will be determined in accordance with the fourth paragraph of Section 4.02(d) below.

4.02 Limitation on Pay Conversion, Matching and/or Voluntary Contributions

     (a) The Actual Deferral Percentage of Highly Compensated Employees in the Testing Group for any Plan Year shall be limited to the greater of

           (i) the Actual Deferral Percentage for the Nonhighly Compensated Employees in the Testing Group multiplied by 1.25; or

           (ii) the Actual Deferral Percentage for the Nonhighly Compensated Employees in the Testing Group multiplied by 2.00, provided, however, that the Actual Deferral Percentage for the Highly Compensated Employees in the Testing Group may not exceed the Actual Deferral Percentage for such Nonhighly Compensated Employees by more than two percentage points.

     (b) The Actual Contribution Percentage of Highly Compensated Employees in the Testing Group for any Plan Year shall be limited to the greater of

           (i) the Actual Contribution Percentage for Nonhighly Compensated Employees in the Testing Group multiplied by 1.25; or

           (ii) the Actual Contribution Percentage for Nonhighly Compensated Employees in the Testing Group multiplied by 2.00, provided, however, that the Actual Contribution Percentage for the Highly Compensated Employees in the Testing Group may not exceed the Actual Contribution Percentage for such Nonhighly Compensated Employees by more than two percentage points.

     (c) If one or more Highly Compensated Employees are eligible for both Pay Conversion Contributions and to receive Matching Contributions or to make Voluntary Contributions, such contributions shall be limited to the greater of (i) or (ii) below. Notwithstanding the above, this Subsection (c) shall only be applicable if both the Actual Deferral Percentage and the Actual Contribution Percentage of the Highly Compensated Employees exceeds 1.25 multiplied by the respective Nonhighly Compensated Employee percentages.

           (i)  The sum of

                (A)  1.25 times the greater of

                     (1) the Actual Deferral Percentage for the Nonhighly Compensated Employees, or

                     (2) the Actual Contribution Percentage for the Nonhighly Compensated Employees; and

                (B) two plus the lesser of Subparagraph (1) or (2) above, provided that such amount may not exceed 200% of the lesser of Subparagraph (1) or (2).

           (ii) The sum of

                (A)  1.25 times the lesser of

                     (1) the Actual Deferral Percentage for the Nonhighly Compensated Employees, or

                     (2) the Actual Contribution Percentage for the Nonhighly Compensated Employees; and

                (B) two plus the greater of Subparagraph (1) or (2) above, provided that such amount may not exceed 200% of the greater of Subparagraph (1) or (2).

     (d) To the extent the otherwise applicable Pay Conversion, Voluntary and Matching Contributions for any Plan Year must be limited due to the restrictions described in Subsections (a), (b) and (c), such limitations shall be applied to the Highly Compensated Employees' Pay Conversion, Matching and/or Voluntary Contribution percentages, whichever applicable, beginning with the highest of such percentages until the limitations are met. In satisfying the limited percentages applicable to any individual Highly

           Compensated Employee, reductions will first be made to Voluntary Contributions. Additional reductions to satisfy Subsection (c) shall be applied first to unmatched Pay Conversion Contributions, if any, and then to matched Pay Conversion Contributions and Matching Contributions proportionately.

           Excess Pay Conversion, Voluntary and Matching Contributions shall be allocated to Members who are subject to the family aggregation rules of Section 414(q)(6) of the Code in proportion to their unadjusted deferrals and contributions.

           Any excess Pay Conversion or Voluntary Contributions that result from the above limitations shall be refunded to such Highly Compensated Employees with investment experience, no later than the last day of the Plan Year subsequent to the Plan Year to which the excess relates. The limitation on Matching Contributions is effected by limiting the otherwise applicable Matching Contributions in accordance with Subsection 3.03(a).

           Investment experience shall be the sum of (i) the income or loss allocable to the Member's Pay Conversion Contribution Account or Voluntary Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is such Member's excess Pay Conversion or Voluntary Contributions for the year and the denominator is the sum of (A) the Member's Pay Conversion Contribution Account or Voluntary Contribution Account balance as of the beginning of the Plan Year and (B) the Member's Pay Conversion or Voluntary Contributions for the Plan Year; and (ii) ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

     (e)   Definitions and Special Rules

           (i) The Actual Deferral Percentage for the Highly Compensated Employees and Nonhighly Compensated Employees for a Plan Year shall be the average of the ratios (calculated separately for each such Employee in the Testing Group) of

                (A) the amount of contributions credited to the Pay Conversion Contribution Account on behalf of each such Employee in the Testing Group during such Plan Year, to

                (B) the Compensation of each such Employee in the Testing Group for such Plan Year.

                For purposes of the above, Qualified Matching Contributions and Qualified Nonelective Contributions may be taken into account in determining the Actual Deferral Percentage for each Employee in the Testing Group for such Plan Year provided such amounts comply with the provisions of Treasury Regulation 1.401(k)-1(b).

                Qualified Matching Contributions, Qualified Nonelective Contributions and Pay Conversion Contributions included in the calculation of the Actual Contribution Percentages will not be included in the calculation of Actual Deferral Percentages.

           (ii) The Actual Contribution Percentage for the Highly Compensated and Nonhighly Compensated Employees in the Testing Group for a Plan Year shall be the average of the ratios (calculated separately for each such Employee in the Testing Group) of

                (A) the amount of Matching and Voluntary Contributions credited on behalf of each such Employee in the Testing Group during such Plan Year, to

                (B) the Compensation of each such Employee in the Testing Group for such Plan Year.

                For purposes of the above, Qualified Matching Contributions, Qualified Nonelective Contributions and Pay Conversion Contributions may be taken into account in determining the Actual Contribution Percentage for each Employee in the Testing Group for such Plan Year provided such amounts comply with the provisions of Treasury Regulation 1.401(m)-1(b).

                Qualified Matching Contributions, Qualified Nonelective Contributions and Pay Conversion Contributions included in the calculation of the Actual Deferral Percentages will not be included in the calculation of Actual Contribution Percentages.

           (iii) Testing Group shall mean the group of all Eligible Employees eligible for participation in accordance with
                     Section 2.01.

           (iv) All Eligible Employees in the Testing Group will be included in determining the Actual Deferral Percentages and/or the Actual Contribution Percentages, whichever is applicable. The ratio averaged into the respective percentages will be zero for any Eligible Employee in the Testing Group if the otherwise applicable numerator is zero.

           (v) All such ratios and the average of such ratios shall be calculated to the nearest one-hundredth of one percent.

           (vi) The deferral percentage and/or contribution percentage for a Plan Year for any Highly Compensated Employee who is eligible to participate under two or more plans or arrangements described in Section 401(a) or 401(k) of the Code that are maintained by the Employer shall be determined as if all contributions were made under a single plan.

          (vii) In the event that this Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, deferral and contribution percentages shall be determined as if all such plans were a single plan. Any other plan may be aggregated with this Plan at the discretion of the Company. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

         (viii) The ratio for any 5% owner, as defined in Section 416(i)(1) of the Code, and for any Highly Compensated Employee in the group consisting of the 10 Highly Compensated Employees paid the greatest Compensation shall be determined by aggregating the Pay Conversion Contributions or Matching and Voluntary Contributions and Compensation of such individual with the respective amounts of each other Eligible Employee who is a family member of such Highly Compensated Employee.

                Once the ratio for the family group is determined, the individual ratios of the family members are not taken into account.

                For purposes of this paragraph, family member shall mean the spouse, lineal ascendant or descendant or spouse of a lineal ascendant or descendant of the Highly Compensated Employee.

4.03 Limitation on Allocations

     (a) The "annual addition" for any Member shall not exceed the amount determined hereunder. Annual addition shall mean the sum of Employer contributions, Employee contributions and forfeitures allocated on behalf of a Member for a Plan Year, which is defined to be the limitation year.

           Annual additions shall also include excess deferrals, excess contributions and excess aggregate contributions, other than excess deferrals distributed in accordance with Treasury Regulation 1.402(g)-1(e)(2) or (3).

           The determination of the annual addition will be made as if all defined contribution Plans of the Employer were one Plan and any Member contributions to defined benefit Plans will be treated as contributions to defined contribution Plans. Annual additions will be applied to the applicable Plan Year in accordance with
           Section 1.415-6(b) of the Internal Revenue Service Regulations.

           For purposes of Subsection (b)(i), annual addition shall also include amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l) of the Code which is part of a defined benefit Plan maintained by the Employer and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Section 11.02) under a welfare benefit Plan (as defined in Section 419A(d) of the Code) maintained by the Employer.

     (b)   The annual addition for any Member shall not exceed the lesser of
           (i) or (ii) below:

           (i) $30,000, or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1)(A) of the Code as in effect for the limitation year.

                In the event of a short Plan Year, the maximum dollar limitation shall be divided by 12 and multiplied by the number of months in the short Plan Year.


           (ii) 25% of the Member's Compensation.

     (c) If a Member also is or has been a member in one or more defined benefit plans of the Employer, whether or not terminated, the projected annual benefit from such defined benefit plans shall be reduced so that a "combined benefit factor" in excess of 1.0 shall not result. The combined benefit factor is the sum of (i) the defined benefit factor and (ii) the defined contribution factor where

           (i)  the defined benefit factor is a fraction

                (A) the numerator of which is the Member's projected annual benefit under all defined benefit Plans of the Employer at the end of the limitation year of the Plan, and

                (B)  the denominator of which is the lesser of

                     (l) 1.25 multiplied by the maximum allowable annual benefit under Sections 415(b)(1)(A) and 415(d) of the Code at the end of the limitation year of the Plan, or

                     (2) 1.4 multiplied by the maximum allowable annual benefit under Section 415(b)(1)(B) of the Code at the end of the limitation year of the Plan, and

           (ii) the defined contribution factor is a fraction

                (A) the numerator of which is the sum of the annual additions for such Member under all defined contribution Plans of the Employer, whether or not terminated, for all such years during which he was a member in such Plans, and

                (B) the denominator of which is the sum of the lesser of the amounts determined in (1) or (2) for the current year and each prior year during which the Member was employed by the Employer, regardless of whether or not a Plan was in existence during those years:

                     (l) 1.25 multiplied by the maximum dollar limitation as defined in Subsection (b)(i), or

                     (2) 1.4 multiplied by the compensation limitation as defined in Subsection (b)(ii).

     (d) A Member shall not be permitted to defer Compensation or contribute amounts, nor shall he be entitled to an allocation of any Employer contributions or forfeitures under any qualified defined contribution plan which exceeds the limitations described herein.

     (e) The limitations on allocations to a Member's Account will be applied by limiting otherwise allocable amounts starting with the latest allocations during the limitation year. To the extent more than one type of addition is allocated as of any date, the limitation will be applied in the following order:

           (i)  forfeitures;

           (ii) Employer contributions under profit-sharing plans other than matching contributions;

          (iii) Employer contributions under money purchase plans other than matching contributions;

           (iv) Employer matching contributions under money purchase plans.

           (v)  Employer matching contributions under profit-sharing plans;

           (vi) Employee contributions; and

          (vii) pay conversions.

     Amounts listed above which would have been added to a Member's Account based on an allocation method specified in a Plan will be reallocated among the remaining Members eligible to share under the Plan.

     Amounts listed above which would have been added to the Member's Account based on an individually defined entitlement will reduce the Employer's contribution commitment.

     Employee contributions and pay conversions will be limited at the time deposited and will not be permitted to the extent the limits of this Section would be violated.

     In the event annual additions on behalf of a Member participating in more than one plan of the same type during a Plan Year are required to be limited under this Section, the limitation shall be ratably apportioned among all such plans.

     (f) Notwithstanding the above, if an excess allocation occurs as a result of

           (i)  an allocation of forfeitures;

           (ii) a reasonable error in determining a Member's Compensation;

          (iii) a reasonable error in determining the amount of pay conversions that may be made under this Section; or

           (iv) any other reason acceptable to the Internal Revenue Service,

           the resulting additions to the Member's Account will be reduced by first eliminating Employee contributions and pay conversions to the extent otherwise required to be refunded under Sections 402(g), 401(k)(3) or 401(m)(2) of the Code. Any additional reductions permitted under this Subsection will be applied in the manner described in Subsection (e).

           However, any amounts paid to the Trust for the limitation year which are not allocated to other Members will be held in a suspense account, without investment earnings, and allocated and reallocated in the following limitation year and, to the extent necessary, each subsequent limitation year. Allocations from a suspense account in a money purchase plan will be viewed as an allocation of accrual requirement for the year in which the amount is ultimately allocated.

           In the event a plan is terminated, suspense accounts shall revert to the Employer to the extent such accounts may not then be allocated on behalf of any remaining eligible Members.

     (g)   Notwithstanding any provision of the Plan to the contrary,

           (i) the annual addition for any Plan Years beginning before January 1, 1987 shall not be recomputed to include all Employee contributions.

           (ii) if the Employee was a Member as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of the defined benefit fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Member had accrued benefits under such plans as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all limitation years beginning before January 1, 1987.

           (iii) if the Employee was a Member as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of the defined contribution fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (A) the excess of the sum of the fractions over 1.0 times
                     (B) the denominator of the defined contribution fraction, will be permanently subtracted from the numerator of the defined contribution fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

           (iv) transitional rules provided in conjunction with legislative changes and changes in the Plan's top-heavy status will be applied in accordance with Internal Revenue Service promulgations and legislative history.

                               ARTICLE 5

             MAINTENANCE OF ACCOUNTS, INVESTMENT FUNDS AND

                      VALUATION OF THE TRUST FUND


5.01 Maintenance of Accounts

     The Committee shall establish and maintain a separate accounting in the name of each Member to which it shall credit all amounts contributed in accordance with Articles 3 and 11.

5.02 Investment Election

     (a) Initial Election - Each Member shall designate one or more of the investment funds established in accordance with Section 5.03 for the investment of his Account's A, and if applicable, Accounts D and E. The percentage elected for investment in any one of the investment funds shall be at least 10%, or multiples thereof, and the same percentage shall be applied equally to each of the Member's Accounts.

           Effective October 1, 1993, the percentage elected for investment in any one of the investment funds shall be at least 5%, or multiples thereof, and the same percentage shall be applied equally to each of the Member's Accounts.

           Each Member's Accounts B and C shall automatically be invested in accordance with the provisions of 5.03(b).

     (b) Subsequent Election - A Member may, by written notice to the Committee at least 60 days prior to the Anniversary Date as of which such election is to be effective, change his investment fund election with respect to subsequent Company contributions but, until changed, an investment fund election, once made, shall remain in effect for all subsequent Plan Years.

           Effective October 1, 1993, a Member may, by written notice to the Committee at least 30 days prior to the October 1, January 1, April 1 or July 1 as of which such election is to be effective, change his investment fund election with respect to subsequent Company contributions but, until changed, an investment fund election, once made, shall remain in effect for all subsequent Plan Years.

     (c) Transfer Election - A Member may by written notice to the Committee at least 60 days prior to the Anniversary Date as of which such election is to be effective, elect a change in investment funds applicable to all or a portion of his then existing Accounts A, D and E, provided such change (i) is for at least 10% or multiples thereof, and (ii) is applied to the ending balance determined as of the applicable Valuation Date; and (iii) is applicable equally to each of the Member's Accounts. Such change shall become effective within such period of time as may be administratively required for the orderly liquidation of investments following the applicable Valuation Date.

           Effective October 1, 1993, a Member may by written notice to the Committee at least 30 days prior to the October 1, January 1, April 1 or July 1 as of which such election is to be effective, elect a change in investment funds applicable to all or a portion of his then existing Accounts A, D and E, provided such change (i) is for at least 5% or multiples thereof, and (ii) is applied to the ending balance determined as of the applicable Valuation Date; and (iii) is applicable equally to each of the Member's Accounts. Such change shall become effective within such period of time as may be administratively required for the orderly liquidation of investments following the applicable Valuation Date.

     (d) The Committee may promulgate any additional rules and regulations it deems necessary or appropriate to govern all aspects of this Section.

5.03 Investment Funds

     (a) The assets of the Trust Fund attributable to a Member's Account A and, if applicable, Accounts D and E shall be divided into such investment funds as designated by the Committee and approved by the Trustee for the investment of such Accounts, which shall be administered as a unit. Until changed, the investment funds shall include, but not be limited to, the following:

           (i) The Money Market Fund - Short-term assets, such as U.S. Treasury bills, commercial paper and banker's acceptance notes.

           (ii) The Equity Fund - Common and preferred stocks and other securities convertible into stocks. It may, however, also be invested in fixed income assets, such as U.S. Treasury bills and notes, certificates of deposit, corporate bonds and even cash to the extent considered necessary or advisable when the current outlook for stocks is not deemed appropriate.

          (iii) The Fixed Income Fund - Short and medium-term fixed income assets, such as U.S. Treasury bills, certificates of deposit, savings accounts and commercial paper. The assets may also be invested under special investment contracts with insurance companies fully guaranteeing the annual interest rate and principal value of the assets.

     (b)   Member Accounts B and C will be invested in Company Stock.
           Company contributions in cash and other cash received by the Trust Fund will be applied to purchase shares of Company Stock either directly from the Company or in the open market. The value of Company Stock shall be determined in accordance with Subsection 5.04(c). Dividends paid on the Company Stock held in the Trust Fund, if any, will be invested in Company Stock. To the extent funds are available thereafter, such funds may be held in cash or cash equivalents.

5.04 Valuation of Trust Fund

     (a) The Trust Fund shall be valued by the Trustee as of each Valuation Date on the basis of its fair market value.

     (b) The Trust Fund may also be valued by the Trustee as of any other date as the Committee may authorize for any reason the Committee deems appropriate.

     (c) Whenever it is necessary to determine the value of any Company Stock purchased, held or sold by the Trustee on behalf of the Plan, the value of such Company Stock shall be determined in good faith by the Committee. Such fair market value shall be the average of the closing prices for such shares as reported by the National Association of Securities Dealers Automated Quotation System for the 20 consecutive days immediately preceding the date of reference. Notwithstanding the foregoing, the price paid by the Trustee for Company Stock purchased from a shareholder shall not exceed the fair market value of such Company Stock as of the date of such transaction.

           Effective October 1, 1991, such fair market value shall be the average of the closing prices for such shares as quoted by the exchange where they are currently being traded as of the Valuation Date plus the 19 consecutive business days immediately preceding the Valuation Date.

           Effective October 1, 1993, such fair market value shall be the average of closing prices for such shares as quoted by the exchange where they are currently being traded as of each Valuation Date plus the 19 consecutive business days immediately preceding such Valuation
           Date.

5.05 Allocation of Investment Earnings and Expenses

     On the basis of the valuation as of a Valuation Date, the Accounts of all Members and all forfeitures which have not yet been reallocated, shall be (a) proportionately adjusted to reflect expenses in accordance with Section 3.10 and investment earnings such as interest, dividends, realized and unrealized investment profits and losses; and (b) directly adjusted to reflect all other applicable transactions during the Plan Year attributable to such Accounts including, but not limited to, any contributions or distributions.

5.06   Voting Company Stock

     All Company Stock in the Trust Fund will be held in the name of the Trustee.

     Members may direct the voting of the Company Stock credited to their Accounts B and C by furnishing the Trustee with instructions on forms to be provided by the Trustee. Company Stock with respect to which no instructions are received will be voted at the discretion of the Trustee.

                                ARTICLE 6

              BENEFITS PAYABLE UPON TERMINATION OF EMPLOYMENT


6.01 Upon Retirement

     A Member shall be 100% vested in his Account at all times after first becoming eligible for Retirement.

     A Member shall be eligible to retire on his Normal or Deferred Retirement Date.

     In the event a Member does not retire on his Normal Retirement Date, he shall continue to be credited with contributions in accordance with Articles 3 and 11 until his actual retirement.

6.02 Upon Disability

     (a) A Member who incurs a Disability prior to termination of employment shall be 100% vested in his Account, determined as of the last day of the Plan Year during which such Disability occurred.

     (b) The Committee shall require evidence that the application for such benefits has been approved by the Social Security Administrator. The final determination shall be made by the Committee on the basis of such evidence.

     (c) If such Member returns to the employ of the Company, he shall resume his membership as of the date of his return. The Member's vested interest in that portion of his Account attributable to Service from the date of his last reemployment shall be determined in accordance with the provisions of Article 6, without regard to his prior Disability.

6.03 Upon Death

     (a) A Member who dies prior to termination of employment shall be 100% vested in his Account.

     (b) Upon the death of a Member, his Beneficiary shall be entitled to 100% of such Member's vested Account. Such vested Account shall take into account any Member loans made in accordance with Article 13.

     (c) Each Member, upon becoming eligible for participation in the Plan, may designate a primary Beneficiary to receive the benefits payable in the event of his death, may designate a secondary Beneficiary to receive any benefits payable in the event of the death of the primary Beneficiary. If a Member designates a primary Beneficiary but not a secondary Beneficiary or if any such secondary Beneficiary dies, the Beneficiary last in receipt of or entitled to any benefit shall have the right to designate a successor Beneficiary to receive any benefits payable in the event of his death. In the absence of any such designation, benefits payable upon the death of the last living Beneficiary shall be paid in a lump sum to the Beneficiary's estate. A Member may change his Beneficiary at any time. All Beneficiary designations and changes shall be made on an appropriate form and filed with the Committee. If the primary Beneficiary designated by the Member is anyone other than the Member's Protected Spouse, such designation must include the written acknowledgment and consent of such spouse and be witnessed by a Plan representative or a notary public, to the extent required by law and the Committee. Such consent will be limited to a specific alternate Beneficiary and any change in such alternate Beneficiary will require a new spousal consent.

6.04 Upon Other Termination of Employment

     (a) Upon a Member's termination of employment for reasons other than Retirement, Disability or death, the following provisions shall be applicable:

           (i) Such Member shall have a 100% vested interest in his Accounts A, D and E.

           (ii) Such Member's vested interest in Accounts B and C shall, subject to Subsection 6.05(a), be determined in accordance with the following schedule on the basis of such Member's full Years of Service excluding any Service before the month within which the Plan's Effective Date occurred.

                Number of Years                  Percentage of Account

                Less than 1 full year                      0%
                          1 full year                     20%
                          2 full years                    40%
                          3 full years                    60%
                          4 full years                    80%
                  5 or more full years                   100%

     (b) The portion of a Member's Account which is not vested shall be forfeited on the earlier of the date on which the Member receives a distribution of his vested benefits or the date on which such Member incurs five consecutive Breaks-in-Service, but in no event shall such forfeiture occur earlier than the first day after the Valuation Date next following the date on which the Member terminated employment. If a Member does not have a vested interest in his Account, he shall be deemed to have received an immediate distribution as of the first day after the Valuation Date next following the date on which such Member terminated employment.

           That portion of the Member's Account which is not vested shall be reallocated in accordance with Subsection 3.03(b) and Article
           11.

6.05 Reemployment and Repayment of Benefits

     (a) If a Member is reemployed by the Employer prior to incurring five consecutive Breaks-in-Service, the dollar amount which was subject to forfeiture in accordance with Subsection 6.04(b) will be restored to the Member's Accounts B and C if the Member repays the amount distributed from his Account A. Such amounts must be repaid to the Trust Fund in a lump sum within five years from the date such Member resumes his employment with the Employer. The funds required for the restoration of a Member's Accounts B and C may, as determined by the Committee, be paid from forfeitures, Company Regular Contributions, or investment gains of the Trust Fund attributable to the Account C's of all Members. If a Member who is deemed to receive a distribution pursuant to Subsection 6.04(b) is reemployed by the Employer prior to incurring five consecutive Breaks-in-Service, the dollar amount which was subject to forfeiture in accordance with such Subsection will be restored to the Member's Account.

           Such repaid amounts shall be credited to the Member's Accounts as determined by the Committee, taking into account the applicable vesting schedules, amounts subject to special tax treatment and withdrawal rules. Additional Accounts will be established, if required, to accommodate these objectives. Amounts repaid and restored in accordance with this Subsection will not be treated as annual additions for purposes of Section 4.03.

     (b) Notwithstanding the above, no restoration shall be made to a Member's Accounts B and C and no repayment will be permitted with respect to funds accumulated prior to reemployment in the case of

             (i)  any Member who was fully vested, or

            (ii) any Member who is reemployed after incurring five
                 consecutive Breaks-in-Service.

                               ARTICLE 7

                        DISTRIBUTION OF BENEFITS


7.01 Claim Procedure For Benefits

     (a) Any request for specific information with respect to benefits under the Plan must be made to the Committee in writing by a Member or his Beneficiary. Oral communications will not be recognized as a formal request or claim for benefits.

     (b) The Committee shall provide adequate notice in writing to any Member or Beneficiary whose claim for benefits under the Plan has been denied, (i) setting forth the specific reasons for such denial; specific references to pertinent Plan provisions; a description of any material and information which had been requested but not received by the Committee; and, (ii) advising such Member or Beneficiary that any appeal of such adverse determination must be in writing to the Committee, within such period of time designated by the Committee but, until changed, not more than 60 days after receipt of such notification, and must include a full description of the pertinent issues and basis of claim.

     (c) If the Member or Beneficiary fails to appeal such action to the Committee in writing within the prescribed period of time, the Committee's adverse determination shall be final.

     (d) If an appeal is filed with the Committee, the Member or Beneficiary shall submit such issues he feels are pertinent and the Committee shall re-examine all facts, make a final determination as to whether the denial of benefits is justified under the circumstances, and advise the Member or Beneficiary in writing of its decision and the specific reasons on which such decision was based, within 60 days of receipt of such written request, unless special circumstances require a reasonable extension of such 60-day period.

7.02 Commencement of Benefits

     The following provisions shall be applicable for determining when distribution of benefits shall be made. These provisions are intended to conform to the requirements of Section 401(a)(9) of the Code, including the minimum distribution incidental benefit proposed Treasury Regulation 1.401(a)(9)-(2), and shall be construed accordingly.

     (a) Unless otherwise provided in Subsection (c) or (h), in the event of termination of employment, benefits which total $3,500 or less will commence as soon as administratively feasible following the Valuation Date next subsequent to such termination.

     (b) Unless otherwise provided in this Section, in the event of termination of employment, benefits which total more than $3,500 will commence as soon as administratively feasible following the Valuation Date next subsequent to such termination, provided that, if the Member has not attained his Normal Retirement Date, the Member consents to such distribution within his Election Period.

           Notwithstanding the above, no consent to a distribution prior to the date the Member attained his Normal Retirement Date shall be valid until after written notification of the right to defer is received by the Member. The Committee shall provide such written notification of the right to defer any benefit payable no less than 30 days nor more than 90 days before the Annuity Starting Date.

           If a Member does not consent to the distribution at the time specified above and fails to elect deferral in accordance with Subsection (d), benefits will commence as of the 60th day following the last day of the Plan Year during which the Member's Normal Retirement Date occurs.

           If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

           (i) the administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

           (ii) the participant, after receiving the notice, affirmatively elects a distribution.

     (c) The amount of any benefit payable will be determined as of the Valuation Date preceding the date such benefit is processed, adjusted to reflect intervening contributions and withdrawals but not investment experience.

           If the amount of any payment under this Section would adversely affect the Trust Fund by forcing the premature liquidation of assets, such payment may be delayed until the timely and orderly liquidation of investments can be accomplished, but in no event later than the 60th day following the last day of the Plan Year during which occurs the latest of

           (i) the date a Member attains the earlier of his Normal Retirement Date or age 65;

           (ii) the tenth anniversary of the year during which the Member commenced participation in the Plan; or

          (iii) the date the Member terminates his employment.

           If the amount of any payment under this Section would adversely affect the Trust Fund by permitting former Members to enter into direct competition with the Company, such payment will be delayed until the 60th day after the end of the Plan Year during which the Member's Normal Retirement Date occurs.

           If the amount of any payment under this Section cannot be ascertained by the applicable commencement date, payment shall be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained.

     (d) A Member who terminates employment may elect that benefit payments commence at a date later than specified in Subsection (b) by submitting a signed, written statement describing the benefit and the date on which the payment of such benefit shall commence, provided such date is not later than the April 1 following the calendar year during which the Member attains age 70-1/2 or such later date as may be promulgated by the Internal Revenue Service.

     (e) Effective for Plan Years beginning before January 1, 1989, distribution of benefits to a 5% owner, within the meaning of
           Section 416(i)(1)(B)(i) of the Code, must commence not later than the April 1 following the calendar year in which the Member attains age 70-1/2, or such later date as promulgated by the Internal Revenue Service, whether or not the Member terminates employment in that year and whether or not the Member applies for benefit payment.

           Effective for Plan Years beginning after December 31, 1988, distribution of benefits must commence not later than the April 1 following the calendar year in which the Member attains age 70-1/2, or such later date as promulgated by the Internal Revenue Service, whether or not the Member terminates employment in that year and whether or not the Member applies for benefit payment.

           The foregoing shall not apply to a Member (i) who attains age 70-1/2 before January 1, 1988 unless such Member was or becomes a 5% owner, within the meaning of Section 416(i)(1)(B)(i) of the Code, at any time during the Plan Year ending with or within the calendar year in which he attains age 66-1/2 or any subsequent Plan Year, or (ii) who had made a valid election under Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) to commence his benefits at a later date.

     (f)   If the designated Beneficiary is,

           (i) the Member's spouse, such spouse may elect that benefit payments commence at a date later than specified in Subsection (b) by submitting a signed written statement describing the benefit and the date on which the payment of such benefit shall commence, provided such date is not later than the latest of (A) December 31 of the calendar year in which the Member dies, (B) December 31 of the calendar year during which the Member would have attained age 70-1/2, or
                (C) such later date as may be promulgated by the Internal Revenue Service.

                If such spouse dies prior to the commencement of benefits, and if the distribution of any death benefit payable to the spouse's Beneficiary is made in a form that may extend beyond the December 31 of the calendar year during which the fifth anniversary of such spouse's death occurs, such distribution must commence no later than the December 31 of the calendar year immediately following the date of such spouse's death or such later date as may be promulgated by the Internal Revenue Service.

           (ii) other than the Member's spouse, and the death benefit payable is made in a form that may extend beyond the December 31 of the calendar year during which the fifth anniversary of such Member's death occurs, such distribution must commence no later than the December 31 of the calendar year immediately following the date of such Member's death or such later date as may be promulgated by the Internal Revenue Service.

     (g) If a Member is in receipt of benefits from the Company's insured long-term disability program, payment of the Member's Accounts A, B and C shall be deferred to the first day of the month in which such Member is no longer eligible to receive such benefits or, if earlier, the 60th day following the last day of the Plan Year during which the Member's Normal Retirement Date occurs, provided the benefits payable under the long-term disability program would otherwise be reduced by the benefits payable under the Plan.

     (h) A Beneficiary, or retired or terminated Member may, subject to the provisions of Subsections (c) and (g) and any required deferral under Section 7.03, irrevocably elect to receive earlier payment of his benefits prior to the Valuation Date next subsequent to the occurrence of the applicable event, providing the market value of Trust Fund assets, adjusted for contributions and payment activity has not declined and there is no significant adverse economic effect on the Trust Fund. Under such circumstances the Member's Account shall be determined as of the Valuation Date prior to the occurrence of such event, adjusted to reflect intervening contributions and withdrawals, but not investment experience. Investment experience will not be credited with respect to such early distributions. Any subsequent allocation of contributions will be distributed after the end of the Plan Year.

7.03 Method and Form of Payment of Benefits

     The following provisions shall be applicable for determining the method and form of payment of all benefits. These provisions are intended to conform to the requirements of Section 401(a)(9) of the Code, including the minimum distribution incidental benefit proposed Treasury Regulation 1.401(a)(9)-2, and shall be construed accordingly.

     (a) If the benefit payable to the Member or his spouse, if any, is for more than $3,500, the Member shall choose one of the following forms of distribution:

           (i) Lump sum: All benefits attributable to Accounts A, D, E (if applicable) and F shall be distributed in cash, and benefits attributable to Accounts B, C and (if applicable) E shall be distributed in Company Stock, with cash payment for fractional shares valued at one dollar or more;

           (ii) Installments: Any benefit may be distributed in cash or whole shares of Company Stock in substantially equal installments directly from the Trust Fund. This option shall only be available to employees hired on or before December 31, 1990.

           If a Member's benefit is for $3,500 or less, then his Accounts shall be paid in a lump sum in accordance with (i) above as soon as administratively feasible after the first Valuation Date following his separation from service. A Member or Beneficiary may elect to have his Account distributed prior to such Valuation Date, subject to Section 7.02(h).

     (b) Notwithstanding the provisions of Section 5.05, when distribution of benefits from the Trust Fund is to be deferred in accordance with Section 7.02, whether in whole or in part, the Committee may direct the Trustee to deposit the Member's Account in an interest-bearing account. Thereafter, such Member's Account shall be credited with the interest attributable to such account and the provisions of Section 5.05 shall not be applicable.

     (c) Subject to Section 7.02, if a Member's benefits are required to commence in accordance with Subsection 7.02(e), in lieu of an immediate lump sum distribution, the Member may elect to have the minimum amount required to be distributed each year under Code
           Section 401(a)(9) with the remaining balance payable in a lump sum upon termination of employment. Such benefit shall be payable directly from the Trust Fund and shall reflect the Member's elections regarding Beneficiary and recalculation of life expectancies in accordance with regulations under Code Section 401(a)(9).

           In the absence of an election by the Member, the form of payment shall irrevocably be the minimum amount required to be distributed each year under Code Section 401(a)(9) payable directly from the Trust Fund with the remaining balance payable in a lump sum upon such Member's termination of employment and life expectancies shall not be recalculated.

     (d)   The  method of distribution under the above provisions shall not
           (A) defer all or part of a Member's benefits or other non-forfeitable interest so as to be payable only after his death to his beneficiary; (B) result in benefits to the Member of less than 51% of the benefits otherwise payable to him, unless such benefits are being paid over the lives or the life expectancy of the Member and his spouse; (C) result in the benefits being payable over a period extending beyond the (1) life of such Member or the lives of such Member and his Beneficiary or (2) the life expectancy of such Member or the life expectancy of such Member and his Beneficiary; or (D) distribute any remaining balance, in the event of a Member's death after the commencement of his benefits, less rapidly than the method of distribution in effect prior to his death.

           The distribution of a lump sum payment to the Member or his Beneficiary will constitute the complete discharge of all obligations of the Plan.

7.04 Disposition of Unclaimed Benefits

     In the event that any check or notice with respect to the payment of benefits under the Plan remains outstanding at the expiration of six months from the date of mailing of such check to the last known address of the payee, the Committee shall notify the Trustee to stop payment of all such outstanding checks and to suspend the issuance of any further checks, if any, to such payee. If, during the three-year period (or such other period as specified in the Trust Agreement) from the date of mailing of the first such check or of notice that a benefit is due under the Plan, the Committee cannot establish contact with the payee by taking such action as it deems appropriate and the payee does not make contact with the Committee, the remaining benefits shall be forfeited and used to reduce Company's contributions in accordance with Section
     3.03. In the event the payee is located subsequent to the date the benefits were forfeited, the dollar amount of such benefits shall be restored in accordance with the provisions of Subsection 6.05(a).

7.05   Non-Assignability

     No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such action shall be void for all purposes of the Plan. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachments or other legal process for or against any person, except with respect to a Qualified Domestic Relations Order and in such other instances and to such extent as may be required by law and except with respect to the debts of Members to the Trust Fund and except as provided in Article 13.

7.06 Substitute Payee

     If a Member or Beneficiary entitled to receive any benefits hereunder is in his minority or is, in the judgment of the Committee, legally, physically, or mentally incapable of personally receiving and receipting any distribution, the Committee may instruct the Trustee to make distributions to his legally appointed guardian or to such other person or institution as, in the judgment of the Committee, is then maintaining or has custody of the payee.

7.07 Satisfaction of Liability

     After all benefits have been distributed in full to a Member or to his Beneficiary, all liability to such Member or to his Beneficiary shall cease.

7.08 Direct Rollover to Eligible Retirement Plans

     (a) Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

     (b)   Definitions

           (i)  Eligible Rollover Distribution

                An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (B) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (C) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

           (ii) Eligible Retirement Plan

                An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

           (iii)     Distributee

                A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse of former spouse who is the alternate payee under a Qualified Domestic Relations Order, are Distributees with regard to the interest of the spouse or former spouse.

           (iv) Direct Rollover

                A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                              ARTICLE 8

                     ADMINISTRATION OF THE PLAN


8.01 Assignment of Administrative Authority

     The Board of Directors shall appoint a Committee to administer the Plan. The Committee may consist of directors, officers, Employees, or any other individuals, who, upon acceptance of such appointment, shall serve at the pleasure of the Board of Directors. Any member may resign by delivering his written resignation to the Board of Directors and to the Committee. Vacancies in the Committee arising from resignation, death, or removal shall be filled by the Board of Directors. The Board of Directors shall also appoint the Trustee and may appoint an investment manager.

8.02 Organization and Operation of the Committee

     (a) The Committee shall act, in carrying out its duties and responsibilities, in the interest of the Members and Beneficiaries with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and aims.

     (b) The Committee shall act by a majority of its members unless unanimous consent is required by the Plan or by unanimous approval of its members if there are two or less members in office at the time. In the event of a Committee deadlock, the Committee shall determine the method for resolving such deadlock. If there are two or more Committee members, no member shall act upon any question pertaining solely to himself, and the other member or members shall make any determination required by the Plan in respect thereof.

     (c) The Committee may authorize any one or more of its members to execute documents on behalf of the Committee and shall notify the Trustee in writing of such action and the name or names of the member or members so designated.

     (d) The Committee may, by unanimous consent, delegate specific authority and responsibilities to one or more of its members. The member or members so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such delegated authority and responsibilities. Members not so designated, except as provided under Subsection 8.06(b), shall be relieved from liability for any act or omission resulting from such delegation.

     (e) The Committee shall endeavor not to engage in any prohibited transactions, as specified in the Employee Retirement Income Security Act of 1974, or any successor act. However, any member of the Committee who is a Member or Beneficiary shall not be precluded from receiving benefits payable under the Plan.

8.03 Authority and Responsibility

     The Committee and its delegates shall have full discretionary authority and responsibility for the administration of the Plan. Such authority and responsibility shall include, but shall not be limited to, the following areas.

     (a) Appointment of qualified accountants, consultants, administrators, counsel, or other persons it deems necessary or advisable, who shall serve the Committee as advisors only and shall not exercise any discretionary authority, responsibility or control with respect to the management or administration of the Plan.

           Any action of the Committee on the basis of advice, opinion, reports, etc. furnished by such qualified accountants, consultants, administrators, and counsel shall be the sole responsibility of the Committee.

           Members of the Committee shall not be precluded from serving the Committee in any other capacity, provided any compensation paid for such services is reasonable.

     (b) Determination of eligibility to participate and all benefits, and resolution of all questions arising from the administration, interpretation and application of the Plan including the determination of the validity of any Qualified Domestic Relations Order.

     (c) Notification to the Trustee of all benefits payable under the Plan and the manner in which such benefits are to be paid.

     (d) Adoption of forms and regulations for the administration of the Plan.

     (e) Remedy of any inequity resulting from incorrect information received or communicated, or of administrative error.

     (f) Assurance that its members, the Trustee and other persons who handle funds or other property of the Trust Fund are bonded as required by law.

     (g) Settlement or compromise of any claims or debts arising from the operation of the Plan and the commencement of any legal actions or administrative proceeding.

     (h) Direction to the Trustee as to specific investments which, under the terms of the Trust Agreement, may be made only upon written direction of the Committee or which are made in accordance with specific provisions of the Plan, such as annuity or group investment contracts, loans to Members, or earmarked investments selected by Members.

     (i)   Action as agent for the service of legal process.

     (j) Communication regarding the liquidity needs of the Plan so that investment discretion can be exercised to effect specific objectives.

8.04 Records and Reports

     (a) The Committee shall keep a record of its proceedings and acts and shall keep books of account, records and other data necessary for the proper administration of the Plan.

     (b) The Committee shall make its records available for examination by the Employer, or any Member or Beneficiary during business hours at the principal place of business of the Company. However, a Member or Beneficiary may examine only records pertaining exclusively to himself and such other records specified by law.

     (c) The Committee shall make available to any Member or Beneficiary any material required by law without cost. The Committee may, upon written request by any Member or Beneficiary, provide copies of such material as it deems appropriate and shall furnish copies of such material required by law. The Member or Beneficiary may be required to pay the reasonable cost as determined by the Committee of preparing and furnishing such material or the cost as prescribed by law.

8.05 Required Information

     The Company, Members or Beneficiaries entitled to benefits shall furnish forms, and any information or evidence, as requested by the Committee for the proper administration of the Plan. Failure on the part of any Member or Beneficiary to comply with such request within a reasonable period of time shall be sufficient grounds for delay in the payment of benefits until the information or evidence requested is received.

8.06 Fiduciary Liability

     (a) A member of the Committee who breaches the responsibilities, obligations, or duties imposed by law shall be liable to the Plan for any losses resulting from such breach.

     (b) A member of the Committee shall be liable for a breach of fiduciary responsibility by another Committee member or Trustee, with respect to the Plan or Trust Fund, under the following circumstances.

           (i) The member knowingly participates in or undertakes to conceal an act or omission of another member of the Committee or Trustee, with knowledge that the act or omission is such a breach.

           (ii) If the member's failure to comply with Subsection 8.02(a) has enabled another member or Trustee to commit such a breach.

          (iii) The member has knowledge of such a breach by another member or Trustee and does not make reasonable efforts under the circumstances to remedy the breach.

8.07 Payment of Expenses

     Those members of the Committee who are full-time paid employees of the Company shall serve without compensation. The expenses of the Committee, including reasonable compensation as may be agreed upon in writing between the Company and the Committee for members of the Committee who are not full-time employees of the Company, shall be deemed administrative expenses payable in accordance with Section 3.10.

8.08 Indemnification

     The Company shall indemnify members of the Committee against personal financial loss resulting from liability incurred in the administration of the Plan, unless such liability and loss were caused by such individual's gross negligence or willful misconduct.

8.09 Qualified Domestic Relations Orders

     (a)   Qualified Domestic Relations Order

           (i) A Qualified Domestic Relations Order (hereinafter referred to as "QDRO") is a Domestic Relations Order which creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Member under the Plan, and which the Committee has determined meets the requirements of Paragraphs (ii) and (iii).

           (ii) A Domestic Relations Order meets the requirements of a QDRO only if the order clearly specifies

                (A) the name and the last known mailing address (if any) of the Member and the name and mailing address of each Alternate Payee covered by the order;

                (B) the amount or percentage of the Member's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined;

                (C) the number of payments or period to which such order applies; and

                (D)  that the order applies to this Plan.

           (iii) A Domestic Relations Order meets the requirements of a QDRO only if the order

                (A) does not require the Plan to provide any type or form of benefits, or any option, not otherwise provided under the Plan;

                (B) does not require the Plan to provide increased benefits (determined on the basis of actuarial value); and

                (C) does not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another Domestic Relations Order previously determined to be a QDRO.

           (iv) In the case of any payment before a Member has separated from service, a QDRO shall not be treated as failing to meet the requirements of Paragraph (iii)(A) above solely because the order requires the payment of benefits to an Alternate Payee

                (A) on or after the date on which the Member attains (or would have attained) the Earliest Retirement Age;

                (B) as if the Member had retired on the date such payment is to begin under such order; and

                (C) in any form in which such benefits may be paid under the Plan to the Member (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

           (v) For purposes of Paragraph (iv), Earliest Retirement Age means the earlier of

                (A) the date on which the Member is entitled to a distribution under the Plan; or

                (B)  the later of (1) the date the Member attains age 50 or
                     (2) the earliest date on which the Member could begin receiving benefits under the Plan if such Member separated from service.

                Notwithstanding any provisions of the Plan to the contrary, for purposes of Subparagraph (A) above, a distribution to an Alternate Payee may be made prior to the date on which the Member is entitled to a distribution under Section 7.02 or
                Article 12 if requested by the Alternate Payee to the extent such distribution is permitted under the QDRO. Nothing in this provision shall permit the Member to receive a distribution at a date otherwise not permitted under Section
                7.02 or Article 12 nor shall it permit the Alternate Payee to receive a form of payment not permitted in Section 7.03.

     (b)   Procedures

           Upon receipt of a Domestic Relations Order, the Committee shall take, or cause to be taken, the following actions:

           (i) The Committee shall promptly notify the Member, each Alternate Payee covered by the order and each representative for these parties of the receipt of the Domestic Relations Order. Such notice shall include a copy of the order and these QDRO Procedures for determining whether such order is a QDRO.

           (ii) Once a Domestic Relations Order has been received (A) the affected Member will not be permitted to request a withdrawal or a loan from the Plan and (B) no distributions will be made from the Plan to the Member upon a subsequent termination until after the payment to the Alternate Payee has been determined, unless the Committee determines the order not to be a QDRO.

          (iii) Within a reasonable period after receipt of a Domestic Relations Order, the Committee shall determine whether it is a QDRO and shall notify the parties indicated in Paragraph
                (i) of such determination. Such notice shall indicate whether the benefits payable to the Alternate Payee in accordance with the QDRO are subject to a previously existing QDRO.

           (iv) Pending the Committee's determination of whether a Domestic Relations Order is a QDRO, if payments are due to be paid to the Member, the Committee shall withhold payment and separately account for the amounts otherwise payable to the Alternate Payee during such period if the order is subsequently determined to be a QDRO (hereinafter referred to as the "segregated amounts"). If, within the 18-month period beginning with the date the first payment would have been required to be made under the Domestic Relations Order, the Committee determines the order to be a QDRO, the Committee shall pay the segregated amounts, including any interest thereon, to the person or persons entitled thereto. If, within such 18-month period, the Committee determines an order is not a QDRO or the Committee fails to reach a decision, the Committee shall pay the segregated amounts to the Member. If, after the 18-month period, the Committee subsequently determines that the order is a QDRO, the Committee shall pay benefits subsequent to such determination in accordance with the order. If action is taken in accordance with this Subsection (b), the Plan's obligation to the Member and each Alternate Payee shall be discharged to the extent of any payment made pursuant to the QDRO.

           (v) In determining the segregated amount in accordance with Paragraph (iv), the Member's vested interest shall be prorated between the Member and Alternate Payee and the entire amount of any nonvested interest or any outstanding Plan loans will be credited to the Member and not taken into consideration in making such determination. Any future contributions or loan repayment will be credited to the Member and not the Alternate Payee.

           (vi) Upon a determination by the Committee that a Domestic Relations Order is a QDRO, the Committee shall arrange for benefits to be paid to the Alternate Payee in accordance with such order and Sections 7.02 and 7.03 as if the Member had terminated employment at such time.

          (vii) If benefits are not immediately distributable to the Alternate Payee, such amount shall be separately accounted for until such time as the distribution is made. Any amount subject to a QDRO will not be available to the Member under the Plan withdrawal provisions nor will it be available as collateral for a Plan loan.

         (viii) The Alternate Payee shall be treated as a Beneficiary for all purposes of the Plan. The Alternate Payee will be eligible for the same investment election option in accordance with
                Article 5 as the Member.

           (ix) Any expense charges related to the administration of the QDRO will be prorated between the Member and the Alternate Payee and will be automatically deducted by the Committee from the amount payable.

     The foregoing provisions are effective for QDROs entered into on or after January 1, 1985, except that, in the case of a Domestic Relations Order entered into before January 1, 1985, the Committee (i) may treat such order as a QDRO even though such order fails to meet the requirements of Subsections (a)(ii) and (iii) above, and (ii) must treat such order as a QDRO if benefits were being paid pursuant to such order on January 1, 1985.

                               ARTICLE 9

                       AMENDMENT AND TERMINATION


9.01 Amendment

     (a) The Plan may be amended or otherwise modified by the Board of Directors, or the Committee to the extent authorized in accordance with Subsection (c). Copies of any such amendment or modification shall be sent to the governing body of each Company. It shall be deemed each Company consented to such amendment or modification unless its governing body delivers written notice to the contrary to the Board of Directors, the Committee and the Trustee within 30 days of its receipt of such amendment or modification.

     (b)   No amendment or modification shall

           (i) permit any part of the Trust Fund, other than such part as is required to pay taxes, administrative expenses and expenses incurred in effectuating such changes, to be used for or diverted to purposes other than the exclusive benefit of the Members or Beneficiaries and/or persons entitled to benefits under the Plan or permit any portion of the Trust Fund to revert to or become the property of the Company;

           (ii) have the effect of reducing the Account of any Member as of the date of such amendment or deprive any Member or Beneficiary of a benefit accrued and payable; or

          (iii) eliminate any option which constitutes a valuable right available to a Member with respect to benefits previously accrued to the extent the Member satisfied, either before or after the amendment, the conditions for the form of payment except as otherwise permitted by applicable law and regulations.

     (c) The Committee may amend or modify the Plan in order to bring the Plan into compliance with applicable law or regulations, provided said amendment or modification does not have a material effect on the estimated cost of maintaining the Plan and does not create a new class of benefits or shares.

9.02 Termination

     While the Plan and Trust Fund are intended to be permanent, they may be terminated at the discretion of the Board of Directors. Written notification of such action shall be given to each Company, the Trustee and the Committee. Thereafter, no further contributions shall be made to the Trust Fund.

9.03 Vesting Upon Termination

     Upon the complete discontinuance of Company contributions or the termination or partial termination of the Plan and Trust Fund, the Account of each affected Member shall become fully vested and shall not be reduced except

     (a)   for adjustments resulting from a valuation in accordance with
           Article 5, which valuation shall also reflect the expenses incurred for administration of the Plan and/or Trust Fund after such discontinuance or termination date, and all expenses incurred in effectuating the complete discontinuance of Company contributions or termination or partial termination of the Plan and Trust Fund, such as the fees and retainers of the Plan's Trustee, accountant, custodian, administrator, consultant, counsel and other specialists if such expenses are not paid by the Company;

     (b) for distributions of benefits by the Trustee to the Member in accordance with the Plan and at the written direction of the Committee; and

     (c)   as provided in Section 14.01.

9.04 Distribution of Benefits After Termination

     As soon as administratively feasible following receipt of a favorable letter of determination from the Internal Revenue Service with regard to the termination of the Plan and Trust Fund, the Trustee, as authorized and directed by the Committee, shall, provided there is no successor defined contribution Plan within the meaning of Section 401(k)(10)(A)(i) of the Code, distribute each Account, after adjustment in accordance with Subsection 9.03(a), in a manner consistent with the provisions of
     Article 7.

                              ARTICLE 10

                        PARTICIPATING COMPANIES


10.01      Adoption by Other Entities

     Any corporation or other business entity may, by resolution of its own governing body, and with the approval of the Board of Directors, adopt the Plan and thereby become a Company. Notwithstanding the adoption of the Plan by other entities, the Plan will be administered as a single plan and all Plan assets will be available to pay benefits to all Members under the Plan.

10.02      Alternative Provisions

     No Company may adopt alternative provisions as to itself or its Employees.

     Upon request of the governing body of a Company, the Board of Directors may amend the Plan with respect to the Employees of such Company provided that any change will only apply if any inequity resulting from such changed Plan provisions is not found to be discriminatory on behalf of Highly Compensated Employees.

10.03      Right to Withdraw (Plan Spinoff)

     Each Company having adopted the Plan shall have the right as of the last day of any month to withdraw from the Plan and/or Trust Agreement by delivering to the Board of Directors, the Committee and the Trustee written notification from its own governing body of such action and setting forth the date as of which the withdrawal shall be effective. The date specified in such written notice shall be deemed a Valuation Date.

10.04      Procedure Upon Withdrawal

     (a) If a Company withdraws from the Plan and Trust Agreement as the result of its adoption of a different plan, the Trustee shall segregate the portion of the Trust Fund attributable to the Accounts of Members employed solely by such Company.

           As soon as administratively feasible following receipt of a favorable letter of determination from the Internal Revenue Service with regard to the adoption of such successor Plan, the

           Trustee shall transfer the segregated assets to the insurance carrier or fiduciary designated by the Company as the agency through which the benefits of such successor Plan are to be disbursed.

     (b) If a Company withdraws from the Plan and Trust Agreement as the result of its adoption of a resolution to terminate its participation in the Plan and to distribute assets to its Employees who are Members, the Trustee shall segregate the portion of the Trust Fund attributable to the Accounts of the Members who are employed solely by such Company, and the termination provisions of Section 9.03 and 9.04 shall apply with respect to such segregated assets.

                              ARTICLE 11

                         TOP-HEAVY PROVISIONS


11.01      Definition of Top-Heavy and Super Top-Heavy


     (a) The Plan will be Top-Heavy for a Plan Year if, as of the Valuation Date of the preceding Plan Year (or the Valuation Date of the current Plan Year, if such year is the first Plan Year), hereinafter referred to as the Determination Date,

           (i) the aggregate value of the Accounts of all Members who are Key Employees (as defined in Section 11.02) exceeds 60% of the aggregate value of such Accounts of all Members and the Plan cannot be aggregated with any other plans which would result in the formation of a non-Top-Heavy aggregation group of Plans; or

           (ii) the Plan is required to be part of an aggregation group of Plans and the aggregation group is Top-Heavy. The group will be deemed Top-Heavy if the aggregate value of all defined contribution Plan accounts and the value of all defined benefit Plan accrued benefits attributable to Key Employees exceeds 60% of such values attributable to all members of the aggregated Plans. Such benefit values and accounts shall be aggregated using the Determination Dates of the individual Plans which fall within the same calendar year.

           For purposes of this Section, aggregation group means all Plans, including terminated Plans, maintained by the Employer if maintained within the last five years ending on the Determination Date, in which a Key Employee is a member or which enables any Plan in which a Key Employee is a member to meet the requirements of Section 401(a)(4) or Section 410 of the Code, as well as all other Plans maintained by the Employer, provided that inclusion of such other Plans in the aggregation group would not prevent the group of Plans from continuing to meet the requirements of such sections of the Code.

     (b) The Plan will be Super Top-Heavy for a Plan Year if the aggregate value of all defined contribution Plan accounts and the value of all defined benefit Plan accrued benefits attributable to all Members who are Key Employees exceeds 90% of such values attributable to all Members in lieu of 60% as stated in Subsection
           (a).

     (c) For purposes of determining the aggregate value of the benefit values and accounts under this Section, distributions, other than rollovers or direct transfers to another qualified Plan maintained by the Employer or rollovers or direct transfers not initiated by the Member, made during the five-year period ending on the Determination Date of the Plan from which such distributions were made, shall be included to the extent such distributions are not otherwise reflected in the value of any accrued benefit under a defined benefit Plan as determined with respect to such Plan's Determination Date. Such aggregate value shall not include any

           (i) assets rolled over or transferred at the initiation of the Member directly from a qualified Plan maintained by a business entity other than an Employer to the Plan, (ii) amounts attributable to former Key Employees, (iii) amounts attributable to Members not employed during such five-year period, or (iv) amounts attributable to deductible employee contributions under former Section 219(e)(2) of the Code.

           A Member's accounts under any defined contribution Plan as of any Determination Date, other than the Determination Date which falls within the first Plan Year, shall not include any Employer contributions due and not yet paid as of the Determination Date, if the Plan under which the account is maintained is not subject to Section 412 of the Code.

           Accrued benefit values under defined benefit Plans aggregated with this Plan shall be determined, subject to the rules set forth in
           Section 416(g)(4)(F)(ii) of the Code, as of the dates of the most recent valuations preceding or coincident with such defined benefit Plans' Determination Dates, in accordance with the interest and mortality rate assumptions specified in such defined benefit Plans for this purpose or, if not specified, shall be determined using an interest rate of 5% and mortality rates in accordance with Group Annuity Mortality Table for 1951 (Projection "C" to 1970, set back five years for females). Such accrued benefit values shall be determined under the method of accrual used for all Plans of the Employer or, if such method is not identical, as if such benefit accrued under the fractional rule as described in Section 411(b)(1)(C) of the Code.

11.02      Definition of Key Employee

     An Employee will be considered to be a Key Employee for a Plan Year if, at any time during the Plan Year or the preceding four Plan Years, he is an officer of the Employer earning more than 50% of the maximum dollar limitation under Section 415(b)(1)(A) of the Code; one of the 10 employees owning the largest interests (minimum 1/2%) in the Employer earning more than the maximum dollar limitation under Section 415(c)(1)(A) of the Code; a 5% owner; or a 1% owner whose compensation exceeds $150,000. This definition of Key Employee shall be governed by
     Section 416 of the Code and Regulations thereunder. For purposes of this definition, but only to the extent required by law, a Key Employee's Beneficiary shall be treated as a Key Employee, and ownership percentages shall be determined without regard to aggregation of entities under common control within the meaning of Sections 414(b), (c) and (m) of the Code. In no event shall more than 50 employees (or, if less, the greater of three employees or 10 percent of the employees) be deemed officers for purposes of this definition.

11.03      Minimum Employer Contribution

     (a) Unless otherwise provided in this Section, for any Plan Year in which the Plan is determined to be Top-Heavy the sum of the Company contribution and forfeitures, if any, allocated to any non Key Employee Member in the employ of the Company on the last business day of that Plan Year, shall not be less than an amount which, in combination with all other such amounts allocated to him under all other defined contribution Plans maintained by the Employer, is equal to the lesser of

           (i)  3% of the Member's Compensation or

           (ii) the highest percentage of Compensation (net of amounts contributed under a qualified salary reduction or similar arrangement) at which contributions (including Employer matching contributions and forfeitures) are allocated for the Plan Year under the Plan and under any other defined contribution Plan required to be aggregated with the Plan on behalf of any Key Employee, times the Member's Compensation.

     (b) Any contributions made solely to comply with the provisions of this Section shall be credited at the end of the Plan Year to the Member's Account C.

        (c) If any Member is also covered by a defined benefit Plan or Plans maintained by the Employer, then for each year the Plan is determined to be Top-Heavy, 5% will be substituted in lieu of the 3% minimum allocation under Paragraph (a)(i) for such Member and Paragraph (a)(ii) shall not be applicable, unless the Member receives the Top-Heavy defined benefit minimum under the defined benefit Plan or Plans in accordance with
                Section 416(c)(1) of the Code, notwithstanding any offset attributable to defined contribution account balances, in which event no minimum contribution will be required under the Plan.

     (d) For purposes of this Section, only benefits derived from Employer contributions under the Plan, or any other defined contribution Plan or Plans are to be taken into account to determine whether the minimum Employer contribution or benefit has been satisfied, excluding matching contributions and any contributions attributable to a salary reduction or similar arrangement, but including contributions as defined in Internal Revenue Service Regulation 1.401(k)-1(g)(7). Such salary reduction contributions will be taken into account to determine the Employer contribution made on behalf of any Key Employee under Subsection 11.03(a)(ii), but not to determine whether the minimum Employer contribution or benefit has been satisfied.

     (e) For purposes of this Section only, Member shall also include any Member who did not meet the 1,000 Hours of Employment requirement necessary to share in the Company's Stock Contributions.

     (f) An Employee who has not met the 1,000 Hours of Employment requirement for eligibility in accordance with Article 2, shall not be considered a Member for purposes of this Section.

     (g) An employee of a business entity which has not adopted the Plan shall not be considered a Member for purposes of this Section unless also employed by the Company.

     (h) An Employee who becomes a Member by virtue of the acceptance of a rollover contribution in accordance with Section 3.07 or a transfer of assets in accordance with Section 3.08 but who is not otherwise eligible in accordance with Section 2.01, shall not be entitled to share in any Company contribution allocated in accordance with this Article.

11.04  Limitation of Allocations

     For any Plan Year in which the Plan is determined to be Top-Heavy or Super Top-Heavy, the reference to "1.25" in Item (1) of Paragraph (B) of Subsection 4.03(c) will be changed to read "1.0".

                            ARTICLE 12

                 WITHDRAWAL OF FUNDS DURING EMPLOYMENT



12.0l      Withdrawals from Account A and D

     Subject to the general withdrawal rules below, a Member may withdraw up to 100% of Accounts A and D (a) after attaining age 59-1/2 or (b) before attaining age 59-1/2, provided such withdrawal meets the Financial Hardship Rules below.

12.02      Withdrawals from Accounts B and C

     No withdrawals shall be permitted from Accounts B and C while the Member is in the employ of the Employer.

12.03      Withdrawals from Account E

     Subject to the general withdrawal rules below, a Member may elect to withdraw up to 100% of his Account E.

12.04      Financial Hardship Rules

     (a) For purposes of this Article, a Financial Hardship withdrawal may be made only if it is on account of an immediate and heavy financial need of the Member and is necessary to satisfy such financial need.

     (b) The following needs shall be recognized as immediate and heavy financial needs:

           (i) medical expenses, as described in Section 213(d) of the Code, previously incurred by the Member, the Member's spouse or the Member's dependents, or funds necessary for these persons to obtain medical care described in Section 213(d) of the Code,

           (ii) purchase of a principal residence for the Member,

          (iii) tuition payments and related educational fees for the next 12 months of post-secondary education for the Member or the Member's spouse, children or other dependents,

           (iv) the need to prevent eviction from or foreclosure on the mortgage of the Member's principal residence,

           (v) any other financial need as may be promulgated by the Internal Revenue Service, and

           (vi) any other financial stress the satisfaction of which is necessary for the safety, well-being, livelihood or health of the Member or his immediate family.

     (c) Unless otherwise provided in Subsection (d), the Member shall provide the Committee with a signed written statement certifying that the Financial Hardship cannot be relieved

           (i) through reimbursement of compensation by insurance or otherwise,

           (ii) by reasonable liquidation of such Member's assets, including those of his spouse and minor children if they are reasonably available to him,

          (iii) by discontinuance of Pay Conversion or Voluntary
                Contributions, or

           (iv) by other distributions or loans from the Plan or any other qualified Plan or loans from commercial sources on reasonable commercial terms.

     (d) In the absence of the above certification, the following requirements will be applicable:

           (i) The Member must have obtained all other distributions and loans available under all Plans maintained by the Employer.

           (ii) Pay Conversion Contributions and any other Employee contributions under all Plans maintained by the Employer will be suspended for 12 months following the receipt of the Financial Hardship withdrawal. The Member's Pay Conversion Contributions under Section 3.01 will automatically be resumed following the required period of suspension, unless the Member elects otherwise.

          (iii) The limitation of Section 4.01 which is imposed on a Member's Pay Conversion Contributions for the calendar year immediately following the calendar year of the Financial Hardship withdrawal will be reduced by the amount of such contributions and/or deferrals for the calendar year of such withdrawal.

     (e) The amount of such Financial Hardship withdrawal may not exceed the amount required to meet the specified need plus any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.
           In addition, effective for Plan Years beginning after December 31, 1988, the amount of such withdrawal from Account A shall be limited to the sum of the Member's Pay Conversion Contributions made, plus the income credited to Account A as of the last Valuation Date in 1988.

     (f) A Financial Hardship withdrawal from Account A will be available only after the total amount available from all other Accounts has been withdrawn.

12.05      General Withdrawal Rules

     Any withdrawal shall be subject to the following requirements:

     (a) Only one withdrawal will be permitted during any Plan Year or at such other frequencies as the Committee may fix from time to time.

     (b) A written request for a withdrawal must be submitted to the Committee at least 30 days prior to the withdrawal date specified, or such other periods of time as the Committee may fix from time to time.

     (c) A withdrawal may be requested as of any Anniversary Date or at such other dates as the Committee may fix from time to time with respect to a hardship withdrawal, providing the market value of Trust Fund assets, adjusted for contributions and payment activity has not declined and there is no significant adverse economic effect on the Trust Fund. If requested as of any date other than the day after a Valuation Date, no investment earnings will be credited on the amount withdrawn for the period from the last Valuation Date to the date specified for the withdrawal.

     (d) The minimum amount that may be withdrawn is $500 or the balance in the Member's Accounts from which a current withdrawal is permitted, if less. The minimum amount limitation shall not apply in the case of a hardship withdrawal.

                               ARTICLE 13

                                 LOANS


l3.01      Activation of Loan Provisions

     The Committee, solely in its discretion and in accordance with the provisions of this Article, may permit Members to borrow from the Trust Fund attributable to a Member's Account A and, if applicable, Accounts D and E.

13.02      Amount of Loans and Terms of Repayment

     At such time as loans are permitted, the Committee shall promulgate any additional specific rules and regulations governing all aspects of this Article as it deems necessary. The following general rules shall serve as the basis for any specific rules and regulations:

     (a) Upon written application on forms provided by the Committee, the Committee may grant a loan to a Member, except shareholders or owner employees as referred to in Section 4975(d) of the Code, for the following purposes:

           (i) medical expenses, as described in Section 213(d) of the Code, previously incurred by the Member, the Member's spouse or the Member's dependents, or the funds necessary for these persons to obtain medical care described in Section 213(d) of the Code,

           (ii) purchase of a principal residence for the Member,

          (iii) tuition payments and related educational fees for the next 12 months of post-secondary education for the Member or the Member's spouse, children or other dependents,

           (iv) the need to prevent eviction from or foreclosure on the mortgage of the Member's principal residence, or

           (v) any other financial stress the satisfaction of which is necessary for the safety, well-being, livelihood or health of the Member or his immediate family.

           The Member may be required to furnish such evidence of purpose and need as the Committee deems necessary.

     (b)   The minimum amount of any loan shall be $1,000.

     (c)   In no event shall a loan exceed the lesser of

           (i) $50,000, reduced by the highest outstanding loan balance during the one-year period ending on the day before the date on which any new loan is to be granted, or

           (ii) 50% of the amount to which the Member is vested under this Plan on the date the loan is granted.

     (d) Each loan granted to a Member must be repaid in full before any subsequent loan is granted to such Member.

     (e) All loans under this Article shall be considered investments of the Trust Fund.

           Interest shall be charged thereon at a rate determined on the basis of loans granted under similar circumstances by financial institutions in the locale of the Company's principal place of business.

     (f) Each loan shall be secured by the assignment of not more than 50% of the Member's vested Account balance on the date the loan is granted, a promissory note executed by the Member and such additional collateral as the Committee shall require to assure repayment of the loan and all interest payable thereon.

     (g) Each loan shall be repaid by the Member either through payroll deductions or in such other manner as the Committee shall determine, provided such payment schedule does not permit payment less frequently than quarterly. All payment schedules shall be calculated to amortize principal and interest in level payments over the period of the loan as agreed to by the Committee and the Member not to exceed five years from the date of such loan. Notwithstanding the foregoing, in the event a loan is approved for the purchase of a principal residence, the five-year repayment requirement will not be applicable.

     (h) If a Member should fail to make a payment when due, the entire unpaid balance of the loan shall be in default and the Committee shall take any one or more of the following steps, as it deems necessary, to secure repayment of such loan:

           (i) Deduct the amount of the outstanding indebtedness from the Member's Account, to the extent permitted and available under law and in accordance with the terms of the Plan. Such deduction will not occur until a distributable event occurs under the terms of the Plan.

           (ii) Instruct the Trustee to sell any property held as collateral for such loan.

          (iii) Take such other steps as may be required.

     (i) Each loan will require that within the 90-day period before the granting of the loan, the Member and, if married, his spouse, consent to such loan in writing, and acknowledge the reduction in the Member's Account in the event the loan is in default.

     (j) No distribution from the Plan upon termination of employment for any reason shall be made to any Member or Beneficiary unless and until all loans, including interest thereon, have been fully repaid.

     (k)   Any Member who is a "party in interest" as defined in ERISA
           Section 3(14) and who ceases to be an active Eligible Employee may be eligible to borrow from the Plan under terms and conditions reflecting valid differences between active Members and other Members which would be considered in a normal commercial setting, such as the unavailability of payroll deductions for repayment.
           In addition, there will be an annual fee for the administration of each of such loans of $100. In no event will loans be unreasonably withheld from any eligible applicant.

                              ARTICLE 14

                          GENERAL PROVISIONS


14.01      Exclusiveness of Benefits

     The Plan has been created for the exclusive benefit of the Members and their Beneficiaries. No part of the Trust Fund shall ever revert to the Company nor shall such Trust Fund ever be used other than for the exclusive benefit of the Members and their Beneficiaries, except as provided in Sections 3.10 and 9.03 9.03 and Subsection 4.02(d) provided, however, that contributions made by the Company by mistake of fact or which are not deductible under Section 404 of the Code, may be returned to the Company within one year of the mistaken payment of the contribution or the date of disallowance of the deduction, as the case may be. All contributions made by the Company shall be conditional upon their deductibility under Section 404 of the Code. No person shall have any interest in or right to any part of the Trust Fund, or any equitable right under the Trust Agreement, except to the extent expressly provided in the Plan or Trust Agreement.

14.02      Limitation of Rights

     Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the purchase of any policy, nor the payment of any benefits shall be construed as giving any Member, Beneficiary, or any other person whomsoever, any legal or equitable right against the Company, the Committee, or the Trustee, unless such right shall be specifically provided for in the Plan or conferred by affirmative action of the Committee or the Company in accordance with the terms and provisions of the Plan; or as giving any Member or any other employee of the Company the right to be retained in the service of the Company and all Members and other employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

14.03      Limitation of Liability and Legal Actions

     In any action or proceeding involving the Trust Fund, or any part thereof, or the administration thereof, the Company, the Committee, and the Trustee shall be the only necessary parties. Any final judgment entered in any such action or proceeding, which is not appealed or appealable, shall be binding and conclusive on the parties thereto, and all persons having or claiming to have an interest in the Trust Fund or under the Plan.

14.04      Construction of Agreement

     The Plan shall be construed according to the laws of the State in which the Company named under Article l has its principal place of business, and all provisions hereof shall be administered according to, and its validity shall be determined under, the laws of such State except where pre-empted by Federal law.

14.05      Title to Assets

     No Member, Beneficiary or any other person shall have any legal or equitable right or interest in the funds set aside by the Company, or otherwise received or held under the Plan, or in any assets of the Trust Fund, except as expressly provided in the Plan, and no Member, Beneficiary or any other person shall be deemed to possess a right to any assets except as herein provided.

14.06      Severability

     Should any provision of the Plan or any regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

14.07      Titles and Headings

     The titles and headings of the Sections in this instrument are for convenience of reference only and, in the event of any conflict, the text rather than such titles or headings shall control.

14.08      Counterparts as Original

     The Plan has been prepared in counterparts, each of which so prepared shall be construed an original.

14.09      Merger of Plans

     Upon the merger or consolidation of any other Plan with this Plan or the transfer of assets or liabilities from this Plan to any other Plan, all members of this Plan shall be entitled to a benefit immediately after the merger, consolidation or transfer (if the merged, consolidated or transferee Plan had then been terminated) at least equal to the benefit they would have been entitled to immediately prior to such merger, consolidation or transfer (if the Plan had then terminated).

     IN WITNESS WHEREOF, Robotic Vision Systems, Inc. has caused its Corporate Seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officer thereunto authorized this _______________ day of __________________ 19____.



                                  ROBOTIC VISION SYSTEMS, INC.

                               By __________________________
                                  Title:



     (SEAL)



        ATTEST

     By ________________________
        Title: